UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XPLORE TECHNOLOGIES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone: (512) 485-2017
Facsimile: (512) 249-5630

August 8, 2012

Dear Xplore Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Xplore Technologies Corp., a Delaware corporation (“Xplore”), to be held at our executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on Wednesday, September 12, 2012, at 9:00 a.m., local time.

The Special Meeting will be held for the following purposes:

1.
To consider and vote on proposals (the “Amendment Proposals”) to adopt: (i) an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock in a range of not less than 1-for-325 and not more than 1-for-425; (ii) amendments to our Amended and Restated Certificate of Incorporation to (a) reduce the conversion price of each series of our preferred stock and (b) make inapplicable an anti-dilution adjustment that may otherwise be triggered by the reduction of the conversion price of each other series of our preferred stock in connection with this proposal; and (iii) a Second Amended and Restated Certificate of Incorporation which will integrate the then-in-effect provisions of our Amended and Restated Certificate of Incorporation and further amend those provisions by decreasing our authorized common stock and preferred stock.  Copies of each Amendment Proposal are attached as Appendices A – C to the accompanying proxy statement.

2.
To consider and vote on a proposal to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve one or more of the Amendment Proposals.

Along with the attached proxy statement, we have enclosed a copy of our 2012 Annual Report to Stockholders, which includes our audited financial statements as at and for the fiscal year ended March 31, 2012.

Whether or not you plan to attend the Special Meeting, it is still important that your shares be represented. Please submit a proxy to vote your shares in one of three ways: via Internet, telephone or mail. If you choose to submit your proxy by mail, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy at that time.

Very truly yours,

Michael J. Rapisand

Corporate Secretary and Chief Financial Officer

XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone: (512) 485-2017
Facsimile: (512) 249-5630

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2012

Dear Xplore Stockholders:

A Special Meeting of Stockholders of Xplore Technologies Corp., a Delaware corporation (the "Company" or "Xplore"), will be held on Wednesday, September 12, 2012, at 9:00 a.m., local time, at our executive offices at 14000 Summit Drive, Suite 900, Austin, Texas 78728.

The Special Meeting will be held for the following purposes:

1.
To consider and vote on proposals (the “Amendment Proposals”) to adopt: (i) an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock in a range of not less than 1-for-325 and not more than 1-for-425; (ii) amendments to our Amended and Restated Certificate of Incorporation to (a) reduce the conversion prices of each series of our preferred stock and (b) make inapplicable an anti-dilution adjustment that may otherwise be triggered by the reduction of the conversion price of each other series of our preferred stock in connection with this proposal; and (iii) a Second Amended and Restated Certificate of Incorporation which will integrate the then-in-effect provisions of our Amended and Restated Certificate of Incorporation and further amend those provisions by decreasing our authorized common stock and preferred stock.  Copies of each Amendment Proposal are attached as Appendices A – C to the accompanying proxy statement.

2.
To consider and vote on a proposal to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve one or more of the Amendment Proposals.

Stockholders of record at the close of business on August 2, 2012, the record date for the Special Meeting, are entitled to notice of the Special Meeting and to vote the shares held on that date at the Special Meeting. Stockholders of record of the Company's common stock and preferred stock may vote their shares by proxy, whether or not they plan to attend the Special Meeting, via Internet, telephone or mail. This proxy is being solicited by the Board of Directors of the Company.

By Order of the Board of Directors,
Michael J. Rapisand Corporate Secretary and Chief Financial Officer
Dated and Mailed:	Austin, Texas
August 10, 2012
YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES IN ONE OF THREE WAYS: VIA INTERNET, TELEPHONE OR MAIL. IF YOU CHOOSE TO SUBMIT YOUR PROXY BY MAIL, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 12, 2012.

Our proxy statement and Annual Report to Stockholders, which are enclosed with this mailing, are also available at www.proxyvote.com.

Page

SPECIAL MEETING	1

BACKGROUND FOR OUR PROPOSALS	4

PROPOSAL 1—APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK	19

PROPOSAL 2 (PROPOSALS 2A-2D) — APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (I) REDUCE THE CONVERSION PRICE OF EACH SERIES OF OUR OUTSTANDING PREFERRED STOCK AND (II) MAKE INAPPLICABLE AN ANTI-DILUTION ADJUSTMENT THAT MAY OTHERWISE BE TRIGGERED BY THE REDUCTION OF THE CONVERSION PRICES OF EACH OTHER SERIES OF OUR PREFERRED STOCK IN CONNECTION WITH THIS PROPOSAL 2 (PROPOSALS 2A-2D)	24

PROPOSAL 3—APPROVAL OF A SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH WILL INTEGRATE THE THEN-IN-EFFECT PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND WILL FURTHER AMEND THOSE PROVISIONS BY DECREASING OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK	28

PROPOSAL 4—ADJOURNMENT OF THE SPECIAL MEETING	29

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND PROPOSALS 2A-2D	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37

ANNUAL REPORT; INCORPORATION BY REFERENCE	37

FORWARD-LOOKING STATEMENTS	38

WHERE YOU CAN FIND MORE INFORMATION	38

OTHER MATTERS	39

APPENDICES

APPENDIX A – FAIRNESS OPINION OF THE MCLEAN VALUATION SERVICES GROUP AUSTIN, LLC

APPENDIX B – CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF XPLORE TECHNOLOGIES CORP. TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

APPENDIX C – CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF XPLORE TECHNOLOGIES CORP. TO REDUCE THE CONVERSION PRICE OF OUR OUTSTANDING SERIES OF PREFERRED STOCK AND AMEND AN ANTI-DILUTION PROVISION

APPENDIX D – SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF XPLORE TECHNOLOGIES CORP. TO INTEGRATE THE THEN-IN-EFFECT PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND TO DECREASE OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK

XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone: (512) 485-2017
Facsimile: (512) 249-5630

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Xplore Technologies Corp. (“we”, “us”, “Xplore”, the “Company” or “our Company”) for use at the Special Meeting of Stockholders, which we refer to as the Special Meeting, to be held at our executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on Wednesday, September 12, 2012, at 9:00 a.m., local time, and any adjournment or postponement thereof. The matters to be considered and acted upon at this Special Meeting are set forth in the attached Notice of Special Meeting. This proxy statement, the Notice of Special Meeting and the form of proxy are first being mailed to stockholders on August 13, 2012.

Record Date

Our Board of Directors has fixed August 2, 2012 as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Special Meeting, which we refer to as the Record Date. Each stockholder is entitled to one vote for each share of our common stock, and one vote for each share of our common stock issuable upon conversion of our preferred stock, held as of the close of business on the Record Date. We will make available an alphabetical list of stockholders entitled to vote at the Special Meeting, for examination by any stockholder during ordinary business hours, at our executive offices, from August 13, 2012 until the Special Meeting.

Quorum and Required Vote

As of the close of business on the Record Date, there were 256,766,406 shares of our common stock, 62,873,781 shares of our Series A Preferred Stock, 7,732,040 shares of our Series B Preferred Stock, 17,074,000 shares of our Series C Preferred Stock and 14,899,698 shares of our Series D Preferred Stock issued and outstanding and entitled to vote at the Special Meeting. Each share of common stock has the right to one vote on each matter that properly comes before the Special Meeting. Each holder of preferred stock has the right to one vote for each share of common stock issuable upon conversion of the shares of preferred stock held by such holder on each matter that properly comes before the Special Meeting. As of the Record Date, each share of Series A Preferred Stock converts into approximately 2.2931 shares of our common stock, each share of Series B Preferred Stock converts into approximately 2.1921 shares of our common stock, each share of Series C Preferred Stock converts into approximately 2.0015 shares of our common stock and each share of Series D Preferred Stock converts into approximately 25 shares of our common stock. Accordingly, the holders of our Series A Preferred Stock are entitled to approximately 144,178,226 votes, the holders of our Series B Preferred Stock are entitled to approximately 16,949,466 votes, the holders of our Series C Preferred Stock are entitled to approximately 34,173,015 votes and the holders of our Series D Preferred Stock are entitled to approximately 372,492,450 votes on all matters to be voted on by the holders of our common stock and preferred stock, voting together as a single class, and on all matters to be voted on by the holders of Preferred Stock or any series thereof separately as a class.

Amendment to Our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split (Proposal 1).    The presence, in person or by proxy, of the holders of record of common stock and preferred stock representing a majority of the votes entitled to be cast at the Special Meeting is required to constitute a quorum on Proposal 1.  The affirmative vote of the holders representing a majority of the voting power of our common stock and preferred stock, voting together as a single class, is required to approve Proposal 1.

Amendments to Our Amended and Restated Certificate of Incorporation to (i) Reduce the Conversion Price of Each Series of Our Preferred Stock and (ii) Make Inapplicable an Anti-Dilution Adjustment that May Otherwise be Triggered by the Reduction of the Conversion Prices of Each Other Series of Our Preferred Stock in connection with this Proposal 2 (Proposals 2a – 2d).  We have divided Proposal 2 into four separate proposals.  Each such proposal will reduce the conversion price of the series of preferred stock corresponding to the letter of the proposal, and will make inapplicable an anti-dilution adjustment in the series of preferred stock corresponding to the letter of the proposal that may otherwise be triggered by the reduction of the conversion price of each other series of our preferred stock in connection with this Proposal 2.  For example, Proposal 2a, if adopted, will reduce the conversion price of the Series A Preferred Stock and will make inapplicable an anti-dilution provision in the Series A Preferred Stock relating to the reduction of the conversion prices of each of the series of our preferred stock in connection with Proposals 2b, 2c and 2d.  With respect to each such proposal, the presence, in person or by proxy, of the holders of record of (i) common stock and preferred stock representing a majority of the votes entitled to be cast at the Special Meeting and (ii) a majority of the outstanding shares of the series of preferred stock corresponding to the letter of the proposal, considered as a separate class, is required to constitute a quorum on that proposal.  With respect to each such proposal, the affirmative vote of the holders representing (i) a majority of the voting power of our common stock and preferred stock, voting together as a single class, and (ii) a majority of the outstanding shares of the series of preferred stock corresponding to the letter of the proposal, voting as a separate class, is required to approve that proposal.

Amendment and Restatement of Our Certificate of Incorporation to Integrate Then-in-Effect Provisions and Decrease Our Authorized Common Stock and Preferred Stock (Proposal 3).  The presence, in person or by proxy, of the holders of record of (i) common stock and preferred stock representing a majority of the votes entitled to be cast at the Special Meeting and (ii) a majority of the outstanding shares of common stock, is required to constitute a quorum on Proposal 3.  The affirmative vote of the holders representing (i) a majority of the voting power of our common stock and preferred stock, voting together as a single class, and (ii) a majority of the outstanding shares of our common stock, voting as a separate class, is required to approve Proposal 3.

We refer to Proposals 1, 2a-2d, and 3 together as the “Amendment Proposals.”

Adjournment of Special Meeting, If Necessary or Advisable, to Solicit Additional Proxies If There Are Insufficient Votes at the Time of the Special Meeting to Approve One or More of the Amendment Proposals (Proposal 4).  The presence, in person or by proxy, of the holders of record of common stock and preferred stock representing a majority of the votes entitled to be cast at the Special Meeting is required to constitute a quorum on Proposal 4.  A majority of the votes cast affirmatively or negatively is required to approve Proposal 4.

Abstentions and Broker “Non-Votes”

If stockholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on ‘routine’ matters, but not on ‘non-routine’ proposals, such as the Amendment Proposals.  As a result, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers will be counted as present for the purpose of determining whether there is a quorum at the Special Meeting, but will not be voted on such proposal, which will have the same effect as voting AGAINST any such Amendment Proposals.

Abstentions (whether by checking the “abstain” box or attending the Special Meeting and not voting) will be counted as present for the purpose of determining whether there is a quorum at the Special Meeting, but will have the same effect as voting AGAINST the Amendment Proposals.

Appointment of Proxies

You may vote in person at the Special Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Special Meeting. You can always change your vote at the Special Meeting.

Voting by Proxy

Whether or not you plan to attend the Special Meeting, you may submit a proxy to vote your shares via Internet, telephone or mail as more fully described below:

•     By Internet: Go to www.proxyvote.com and follow the instructions. You will need your proxy card to submit your proxy.

•     By Telephone: Call 1-800-690-6903 and follow the voice prompts. You will need your proxy card to submit your proxy.

•     By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

If you vote via the Internet or by telephone, your electronic vote authorizes the persons designated on the enclosed form of proxy in the same manner as if you signed, dated and returned your proxy card. If you vote by Internet or by telephone, do not return your proxy card.

If your shares are held in "street name" (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to stockholders owning shares through most banks and brokers.

The named proxies will vote the shares in respect of which they are appointed proxy in accordance with the instructions of the stockholder as indicated on the proxy. If the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of any such instructions, shares represented by such proxies will be voted at the Special Meeting in accordance with the recommendations of the Board of Directors as follows:

“FOR”:

•     Proposal No. 1— Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock in a range of not less than 1-for-325 and not more than 1-for-425;

•     Proposal Nos. 2a-2d— Approval of amendments to our Amended and Restated Certificate of Incorporation to (i) reduce the conversion price of each series of our preferred stock and (ii) make inapplicable an anti-dilution adjustment that may otherwise be triggered by the reduction of the conversion prices of each other series of our preferred stock in connection with these proposals under this Proposal 2;

•      Proposal No. 3— Approval of a Second Amended and Restated Certificate of Incorporation, which will integrate the then-in-effect provisions of our Amended and Restated Certificate of Incorporation and decrease the authorized shares of common stock and preferred stock; and

•     Proposal No. 4— Adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve one or more of the Amendment Proposals.

If any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof, the persons named in the form of proxy will be entitled to vote on those matters for shares of stock in respect of which they are appointed proxy. As of the date of this proxy statement, we are not aware of any other matters to be raised at the Special Meeting.

Revocation of Proxies

A registered holder of common or preferred stock who has given a proxy may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy; by delivering a properly executed proxy card bearing a later date to Xplore’s Corporate Secretary at 14000 Summit Drive, Suite 900, Austin, Texas 78728; by submitting a proxy bearing a later date via Internet or telephone; or by attending the Special Meeting, revoking the previously-granted proxy and voting in person. Attending the Special Meeting will not automatically revoke your proxy. A non-registered stockholder who wishes to revoke a voting instruction form should contact his broker, trustee or nominee for instructions.

In order to be effective, all revocations or later-filed proxies must be delivered to us at the address listed above or submitted via Internet or telephone not later than September 10, 2012, 5:00 p.m. local time. All valid unrevoked proxies will be voted at the Special Meeting and any adjournments or postponements thereof.

Cost of Proxy Solicitation

We will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Special Meeting to beneficial owners of our common and preferred stock. The solicitation will be by mail, with the material being forwarded to the stockholders of record and certain other beneficial owners of our common and preferred stock by our officers and other employees (at no additional compensation). Such officers and employees may also solicit proxies from stockholders by personal contact, by telephone, by facsimile or by electronic communication.

Dissenters' Rights

Under Delaware law, our stockholders are not entitled to dissenters' rights (i.e., statutory appraisal rights under Delaware law) with respect to any matters to be voted on with respect to this proxy statement.

BACKGROUND FOR OUR PROPOSALS

Since our inception, we have incurred net losses each fiscal year.  For our fiscal year ended March 31, 2012, we incurred a net loss of approximately $0.5 million and as of June 30, 2012, our accumulated deficit was approximately $136.0 million.  Our losses have resulted primarily from expenses incurred in research and development of our technology and products and from selling and marketing our products.  As a result, our operations have consumed substantial amounts of cash.  We have financed our operations and met our capital requirements primarily through debt and equity financings, which total $108.5 million since we began our business.  Over the past several years, we have relied to a large extent upon our principal stockholder, Phoenix Venture Fund LLC, which we refer to as Phoenix, its co-managers Philip S. Sassower (our Chairman and Chief Executive Officer) and Andrea Goren (a director of our Company), and entities affiliated with them, to assist us in meeting our capital requirements.

In May 2011, we launched our fifth generation iX104C line of rugged tablet PCs and we believe the customer response has been favorable.  In November 2011, we received our largest sales order in our 16-year history, a $14 million order from one of the world’s largest telecommunication companies.  In January 2012, we received a purchase order of over $2.8 million from one of the largest conventional oil and gas manufacturers and, in February 2012, we received a $3.5 million follow-on purchase order from the same telecommunication company.  We began to fulfill these orders in the third and fourth quarters of our fiscal year ended March 31, 2012 and the first quarter of our fiscal year ending March 31, 2013 and we expect to fulfill the balance of these orders in the second quarter of our fiscal year ending March 31, 2013.

Primarily as a result of these orders, our revenue began to increase in the third and fourth quarters of fiscal 2012.  From fiscal year 2011 to fiscal year 2012, our revenue increased by approximately 55% from approximately $17.8 million to approximately $27.5 million and our revenue for the three months ended June 30, 3012 was $10.0 million.  We have had three consecutive quarters of net income for the first time in our 16-year history.  For the nine months ended June 30, 2012, we had revenue of $29.7 million and net income of $2.4 million.

In addition to our revenue growth, our Company profile was raised within the rugged computer tablet industry.  Over the past six months, we have issued numerous white papers and our products have been recognized in numerous magazines such as Fortune Magazine, PC Rugged Magazine, Utility Products, Facilities Management Journal, New England Construction and Field Technologies.  In addition, our executives were interviewed by financial media such as the Wall Street Reporter, and appeared in trade shows regarding our new line of products, such as the Microsoft LINC event at the Consumer Electronics Show in January 2012.  In April 2012, we were named one of Lead411’s “Hottest Austin Companies.”

Despite our revenue growth, the receipt of these significant purchase orders and the elevated profile of our Company in the industry, the trading price of our common stock has remained in a narrow trading range and our common stock continues to have limited liquidity.  Over the last four fiscal quarters ended June 30, 2012, our common stock has had a low closing price of $0.03 per share and a high closing price of $0.15 per share.  As of July 26, 2012, the last trading day prior to the announcement of the proposed transaction (as defined below), the closing sale price of our common stock was $0.03 per share.  As of August 2, 2012, the closing sale price of our common stock was $0.0195 per share.

Since November 2011, representatives of our Company have met with representatives from numerous investment banks, hedge funds, money managers and institutional investors and analysts concerning our Company and ways to enhance the value of our common stock.  In connection with these meetings, we were told that, despite our reputation within the tablet PC industry, many money managers, institutional and retail investors and others would be hesitant to make investments in our common stock because of its low trading price, the trading market in which it was quoted, the lack of liquidity and the complex capital structure of our Company, including the four series of our outstanding preferred stock.  We were advised that many broker-dealers, institutional investors and money managers have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage them from recommending low-priced stocks to their customers or purchasing such shares.  We were advised that some of the policies and practices of broker-dealers may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  A majority of the investment banks we met with suggested we effect a reverse stock split of our common stock to uplist our common stock to a more recognizable trading market, such as NASDAQ, and a conversion of all of our outstanding preferred stock into common stock in order to simplify our capital structure.  We also discussed with representatives of investment banks the merits of several alternative transactions and strategies such as a sale of our Company, taking our Company private, strategic partnerships and not taking any action at all.

During the past several months, we have also discussed the need to grow our business through, among other things, new product development and the expansion of our sales efforts in non-U.S. markets, particularly in Europe.  We recognized that if we want to launch these initiatives to grow our business, we would need to raise additional capital.

In May 2012, we commenced a process of interviewing investment banks to assist us in formulating a proposal to raise capital and consummate a reverse stock split and the conversion of each series of our outstanding preferred stock to common stock.  In connection with these interviews, several investment banks provided us with proposals to undertake a capital raising transaction.  Following the interviews, we narrowed the list of firms to be considered by our Board of Directors to three, including Aegis Capital Corp., which we refer to as Aegis.  Thereafter, we distributed materials about each of the firms to our Board of Directors and discussed those materials with members of our Board.  We also invited representatives from each firm to join a meeting of our Board of Directors to present their firm’s qualifications and their experience and allow members of our Board of Directors to ask questions.

On June 12, 2012 we convened a meeting of our Board of Directors and representatives of each of the three investment banking firms presented to our Board of Directors.  Representatives from each firm presented information about their respective firm and discussed a proposed transaction involving an equity raise.  Following the presentations, our Board of Directors unanimously authorized us to retain Aegis to assist us in our efforts.  Thereafter, Messrs. Sassower and Goren, as co-managers of the managing member of Phoenix and as members of our Board of Directors, requested that our Board of Directors form a special committee to consider a proposal initiated by Phoenix that we raise capital through a firm-commitment underwritten public offering and, subject to stockholder approval, effectuate a reverse split our common stock and the conversion of our outstanding series of preferred stock into common stock.  Phoenix reported that, based on their valuation of our Company, it was unwilling to convert its preferred stock into common stock at the conversion prices currently in effect in our Amended and Restated Certificate of Incorporation (and such document does not currently permit us to mandatorily convert the preferred stock into common stock).  Phoenix did, however, indicate that it would be willing to consider converting its preferred stock at conversion prices that were lower than those currently in effect.  Phoenix suggested that through the proposed firm-commitment public offering of our common stock, we could raise funds to assist us in increasing our revenue by expanding our sales and marketing efforts in current markets, increasing our product offerings and identifying new market opportunities and relationships and also eliminate the current overhang, special voting rights, dividend requirements and liquidation preferences created by our preferred stock. We believe the capital provided by the firm-commitment public offering will allow us to better execute on our business strategy and key initiatives.

As a result, our Board of Directors formed a special committee of independent directors, which we refer to as the Special Committee.  The Special Committee is comprised of F. Ben Irwin and Thomas F. Leonardis.  Neither of Messrs. Leonardis or Irwin is a member of our management or affiliated with Phoenix, and neither has purchased shares of our preferred stock or otherwise acquired shares of our preferred stock through the exchange of securities.  Messrs. Leonardis and Irwin each own 10,167 shares of Series D Preferred Stock which they received either in lieu of cash fees to be paid to them by us in connection with services they rendered as directors in fiscal 2012 or through dividends on those shares.  On June 12, 2012, the Board of Directors delegated to the Special Committee the power and authority to consider the transaction proposed by Aegis and Phoenix, and any alternatives, including not engaging in any capital raising transaction.  The Special Committee also had the authority to solicit, initiate and participate in discussions with, and facilitate proposals from, potential parties to any alternative to the proposed transaction; review, evaluate and negotiate the terms of the proposed transaction and any alternatives; reject the proposed transaction and any alternatives; and determine whether the proposed transaction or any alternative is fair to, and in the best interests of, the holders of common stock in their capacity as such. The Board of Directors also committed not to effect the proposed transaction without the Special Committee’s positive recommendation.

Between June 12, 2012 and June 20, 2012, the Special Committee interviewed several law firms to potentially serve as its independent counsel, including Phillips & Reiter, PLLC, which we refer to as P&R.  On June 20, 2012, the Special Committee engaged P&R.  In making its decision to retain P&R, the Special Committee considered numerous factors, including the firm’s experience and qualifications, its familiarity with our Company and its capital structure and the Special Committee’s conclusion that there were no conflicts or relationships that might reasonably be expected to impair P&R’s objectivity or effectiveness as counsel to the Special Committee.  In making its decision, the Special Committee also took into consideration P&R’s past representation of our Company, which related primarily to the legal review of our periodic reports we filed with the SEC and representation of our Company in various financing transactions relating to the issuance of our Series D Preferred Stock to investors, including Phoenix, and expected future similar representation.  Since April 2010, we paid P&R approximately $172,000 in fees for this past representation.  The Special Committee discussed the significance of that representation with a representative of P&R.  P&R also confirmed that it had no past representation of Phoenix or any of its affiliates.

On June 20, 2012, Aegis provided to the Special Committee a presentation regarding its recommendations as to how to implement a $10 million firm-commitment public offering of our common stock, together with the conversion of all of our outstanding preferred stock into shares of our common stock and a reverse stock split, all of which we refer to as the Proposed Transaction.  Aegis’ presentation was based upon our projected capitalization as of June 30, 2012.  The presentation proposed reducing the conversion price of our Series A Preferred Stock from approximately $0.15 per share to $0.031 per share, reducing the conversion price of our Series B Preferred Stock from approximately $0.16 per share to $0.031 per share, reducing the conversion price of our Series C Preferred Stock from approximately $0.25 per share to $0.031 per share and reducing the conversion price of our Series D Preferred Stock from $0.04 per share to $0.02 per share.

Thereafter, the Special Committee authorized P&R to solicit proposals from several investment banking firms to serve as independent financial advisor to the Special Committee, including, if requested, rendering a fairness opinion with respect to a proposed transaction.  Between June 20, 2012 and June 26, 2012, P&R solicited proposals from eight investment banking firms to potentially serve as independent financial advisor to the Special Committee.

On June 28, 2012, the Special Committee held a telephonic meeting, at which a representative of P&R and Mr. Rapisand, our Chief Financial Officer, were present.  At the meeting, the Special Committee appointed Mr. Leonardis as chairman of the Special Committee and ratified the selection of P&R as counsel to the Special Committee.  The primary purpose of the meeting was for the Special Committee to review our capital structure in light of Aegis’ presentation of the Proposed Transaction.  At the Special Committee’s request, Mr. Rapisand discussed in detail our capital structure and how our capital structure would be affected by the Proposed Transaction.  Mr. Rapisand and the representative of P&R discussed the rights and preferences of each of our four series of convertible preferred stock, including a discussion of the anti-dilution protection provisions, our continuing dividend obligations and the liquidation preferences of each series of our outstanding preferred stock, and the right of the holders of our Series D Preferred Stock to participate with the holders of our common stock on an as-converted basis in a liquidation of our Company.  Mr. Rapisand also presented to the Special Committee numerous hypothetical scenarios in which our Company was sold at various assumed valuations, comparing our existing capital structure with the capital structure that would result from the Proposed Transaction.  Mr. Rapisand also discussed with the Special Committee the majority ownership of our common stock by holders of our preferred stock, the projected dilution resulting from dividends paid in stock to holders of our preferred stock and our outstanding employee stock options and warrants to purchase our common stock.  The Special Committee noted that, if our Company were to be sold at any hypothetical valuation less than $47.8 million, assuming our expected capital structure as of September 1, 2012, the holders of our preferred stock would receive all of the proceeds from the sale and the holders of our common stock would not be entitled to any sale proceeds in such a hypothetical sale transaction.  Mr. Rapisand also discussed with the Special Committee the limited liquidity of our common stock and the continuing dilution to the holders of our outstanding common stock associated with the dividends paid in additional shares of common stock to the holders of our Series A, Series B and Series C Preferred Stock, and the dividends paid in additional shares of our Series D Preferred Stock to the holders of our Series D Preferred Stock.

On June 29, 2012, the Special Committee held another telephonic meeting, at which a representative of P&R was present.  The primary purpose of the meeting was to review proposals from several investment banking firms to serve as independent financial advisor to the Special Committee.  The representative of P&R briefly described P&R’s conversations and other communications with eight potential financial advisors and led a discussion, which included numerous questions from members of the Special Committee, regarding the potential financial advisors.  After that discussion, the Special Committee narrowed the possible independent financial advisors to the Special Committee to three firms and authorized P&R to contact each such firm and arrange for each firm to make a presentation to the Special Committee regarding such firm’s qualifications to act as the Special Committee’s financial advisor, make themselves available for questions from the Special Committee and supply a draft engagement letter for review by P&R.  At the meeting, the Special Committee also authorized P&R to request from Aegis documentation supporting the presentation of the Proposed Transaction previously provided to the Special Committee on June 20, 2012.  The representative of P&R then briefly advised the Special Committee of its fiduciary duties, following which the Special Committee requested that P&R prepare a memorandum describing the fiduciary duties of directors and the role of special committees under Delaware law, which was delivered to the Special Committee by P&R on July 3, 2012.

On July 6, 2012, the Special Committee interviewed three investment banking firms to potentially serve as independent financial advisor to the Special Committee.  Factors that the Special Committee considered in relation to each potential financial advisor included: overall qualifications and reputation; valuation expertise; familiarity with the rugged mobile computing industry; availability of resources to devote to providing financial advisory services to the Special Committee; potential conflicts of interest; and the amount and structure of proposed advisory fees.  On the same day, after the last of its interviews with the potential independent financial advisors, the Special Committee held a telephonic meeting at which a representative of P&R was present.  After discussion, the Special Committee determined that it would seek to engage The McLean Valuation Services Group Austin, LLC, which we refer to herein as The McLean Valuation Services Group, as its independent financial advisor.  The Special Committee noted that The McLean Valuation Services Group had not provided, nor had they sought to provide, any investment banking or other services to us or Phoenix.  The Special Committee subsequently executed an engagement letter with The McLean Valuation Services Group dated July 9, 2012.

Between July 9, 2012 and July 13, 2012, representatives of our Company provided The McLean Valuation Services Group with financial statements, a forecasted statement of operations for our 2013 fiscal year and other information regarding our operations, in response to a request for documents by The McLean Valuation Services Group.  During the same period, Aegis provided the Special Committee and its advisors with revisions to its presentation regarding the Proposed Transaction based upon our projected capitalization as of September 1, 2012, giving effect to the payment on September 1, 2012 of accrued dividends on our outstanding preferred stock, and valuation data supporting its presentation.  In the revised Aegis presentation provided to the Special Committee on July 13, 2012, the conversion price of each of our Series A, Series B and Series C Preferred Stock was reduced from $0.031 per share to $0.026 per share, and the conversion price of our Series D Preferred Stock was reduced from $0.02 per share to $0.0162 due to the additional shares of preferred stock to be issued on or about September 1, 2012 as payment of accrued dividends on our outstanding shares of preferred stock.  The revised Aegis presentation also recommended that we effectuate a reverse stock split designed to achieve a post-conversion common stock market price of at least $5.00 per share.  As a result of the reduction in the conversion prices of our outstanding preferred stock in the Proposed Transaction, current holders of our outstanding shares of common stock would own approximately 11.2% of the shares of our common stock after such conversion compared to their current ownership of approximately 32.5%, assuming the conversion of our preferred stock at the current conversion prices.

On July 12, 2012, the Board of Directors approved compensation to each of the members of the Special Committee for their services in connection with the Proposed Transaction, regardless of the nature or outcome of the Special Committee’s determination, pursuant to which each member would receive a fee of $1,500 for each in-person meeting, plus reasonable travel expenses, and $750 for each telephonic meeting of the Special Committee such member attends.

On July 13, 2012, representatives of The McLean Valuation Services Group and a representative of P&R held a telephone conference with Mr. Rapisand, our Chief Financial Officer.  The primary purpose of the call was to give The McLean Valuation Services Group the opportunity to ask Mr. Rapisand questions regarding the documents we had provided to The McLean Valuation Services Group.  During the conference, The McLean Valuation Services Group also asked Mr. Rapisand to provide his views regarding alternatives to the Proposed Transaction and his perspectives on the Proposed Transaction.

On July 16, 2012, the Special Committee held a telephonic meeting at which a representative of P&R was present.  The primary purpose of this meeting was for the Special Committee to review the revised presentation provided by Aegis on July 13, 2012 and identify areas the Special Committee wanted Phoenix and our management to discuss in anticipation of their meeting scheduled for the next day.

On July 17, 2012, the Special Committee held a telephonic meeting at which Mr. Sassower, our Chief Executive Officer and a representative of Phoenix, Mr. Rapisand, our Chief Financial Officer, a representative of Aegis, representatives of The McLean Valuation Services Group, and a representative of P&R were present.  The primary purpose of this meeting was for the Special Committee and its advisors to obtain relevant information and the views and perspectives of our management, Phoenix and Aegis with respect to our existing capital structure, our estimated valuation, challenges presented by our existing capital structure, the Proposed Transaction and alternatives to the Proposed Transaction.  Mr. Sassower began the meeting by providing the Special Committee background information regarding the Proposed Transaction, including recent developments with respect to our operations, his meetings with numerous investment banks, hedge funds, money managers and institutional investors and analysts regarding our Company and possible transactions, and the trading history and liquidity of our common stock.  Aegis then reviewed its presentation on the Proposed Transaction and answered questions from the Special Committee and its advisors, including questions regarding the methodology used to calculate the new conversion prices of the four series of our preferred stock, the allocation of ownership of our common stock resulting from the Proposed Transaction, and the methodology used for estimating the valuation of our Company.  Mr. Sassower and Mr. Rapisand then addressed additional questions from the Special Committee, including a discussion of our future prospects in the absence of the implementation of the Proposed Transaction.  Mr. Sassower reported to the Special Committee that the investment period of Phoenix had expired and Phoenix did not currently have the capacity to provide us with additional capital.

On July 20, 2012, we provided the Special Committee with drafts of amendments to our amended and restated certificate of incorporation to implement the Proposed Transaction, including the proposed range of the reverse stock split (including the price paid to holders of our common stock in lieu of issuing fractional shares) and the proposed reductions to the conversion prices of each series of our outstanding preferred stock.

On July 20, 2012, The McLean Valuation Services Group provided the Special Committee with a preliminary report.  The report included a business overview, an industry and economic analysis, an analysis of our financial statements and a presentation of the methodology used by The McLean Valuation Services Group to produce an estimated range of valuations of our Company and an estimated range of value for our common stock prior to the conversion of our preferred stock and the estimated range of values for our common stock after the conversion, and comparing the estimated range of value of our common stock to an estimated cash consideration to be paid in lieu of issuing fractional shares resulting from the reverse stock split.  The report also included a draft of a proposed fairness opinion.

On July 20, 2012, the Special Committee held a telephonic meeting at which a representative of P&R was present.  The primary purpose of this meeting was for the Special Committee to discuss the preliminary report delivered by The McLean Valuation Services Group after an initial review by the members of the Special Committee.  The Special Committee discussed the range of estimated values included in the preliminary report and the contents of the report.  The Special Committee also discussed imposing a requirement on the Company that it solicit the approval of a majority of the shares of our common stock held by stockholders who do not also hold shares of preferred stock as a condition to the approval of the Proposed Transaction by our stockholders.  The representative of P&R explained that such a vote was not required by Delaware corporate law or SEC regulations, but could be imposed as a condition to approval by the Special Committee.  After discussion, the Special Committee determined that, in light of the range of estimated values indicated in The McLean Valuation Services Group’s preliminary report, which indicated that the Proposed Transaction was fair from a financial point of view, and the likelihood that the stockholders included in this group represented a small percentage of the total voting power of our stockholders, with all shares of our common stock and preferred stock voting together, the Special Committee did not believe such an additional approval requirement was necessary or appropriate.

On July 23, 2012, the Special Committee held a meeting at which representatives of The McLean Valuation Services Group and a representative of P&R were present.  At the meeting, the representative of P&R briefly reviewed with the Special Committee the scope of the power and authority that the Board of Directors had delegated to it, advised the Special Committee that its conduct should be guided at all times by its fiduciary duties, and described to the Special Committee its duties of care and loyalty, including the requirements that the Special Committee act on an informed basis, in a careful and deliberate manner, and with the honest belief that the Special Committee’s actions are in the best interests of our Company and our stockholders, including the pre-conversion holders of our common stock in their capacity as such.  Representatives of The McLean Valuation Services Group then reviewed the preliminary report with the Special Committee and discussed with the Special Committee the various financial analyses used by The McLean Valuation Services Group to produce an estimated range of valuations of our Company and an estimated range of value for our common stock prior to the conversion of our preferred stock and the estimated range of values for our common stock after the conversion.  The Special Committee then reviewed the economic terms of the Proposed Transaction with the representatives of The McLean Valuation Services Group, and discussed any possible alternatives to the Proposed Transaction (including the possibility of not engaging in any capital raising efforts at this time).  Following that discussion, the Special Committee noted that our Company needs to take advantage of the recent acceptance of the tablet computer form factor in the marketplace and our recent positive operating results by doing some kind of strategic transaction in the near term.  The Special Committee further noted as a result of such discussion that, given our size and historical operating results, it would be difficult to execute a strategic sale of our Company.  Using the range of valuations for our Company in the preliminary report of The McLean Valuation Services Group and the liquidation preferences of our outstanding preferred stock, and based upon that discussion, the Special Committee observed that it would be highly unlikely that we could complete a sale of our Company for a price that would result in any consideration being paid to holders of our common stock.  The Special Committee also acknowledged that, in the absence of a sale transaction, our Company will need to obtain capital to expand our operations and diversify our product offering.  The Special Committee then discussed possible alternative sources of capital in light of the current capitalization of our Company, including the four series of our outstanding preferred stock, and the fact that Phoenix is no longer available to provide our Company with capital.  Since a private placement of our capital stock would likely require the issuance of shares of preferred stock with liquidation, dividend and voting rights senior to the liquidation, dividend and voting rights of our common stock and existing series of outstanding preferred stock, the Special Committee noted that such a private placement would require the approval of the holders of our outstanding preferred stock, including Phoenix, which could make the completion of such an offering uncertain.  The McLean Valuation Services Group then expressed the opinion that, based upon the terms of the Proposed Transaction, excluding the terms of the proposed public offering, and based upon their analytical procedures and qualitative analysis, the cash consideration to be paid to our common stockholders in lieu of fractional shares in connection with the reverse stock split is fair, from a financial point of view, and the conversion of our outstanding preferred stock into shares of common stock pursuant to the Proposed Transaction (excluding the proposed public offering) is fair, from a financial point of view, to the pre-conversion holders of our common stock in their capacity as such, and stated that The McLean Valuation Services Group was prepared to confirm such opinions in a final, written fairness opinion addressed to the Special Committee, which we refer to herein as the Fairness Opinion, for the benefit of the Special Committee and the Board of Directors (which The McLean Valuation Services Group subsequently delivered the next day).

The Special Committee then reviewed the terms of the Proposed Transaction, and considered whether to propose higher conversion prices for the outstanding preferred stock, which would result in less dilution to the holders of our common stock.  The Special Committee recognized that the holders of our preferred stock had no inherent incentive to convert their respective holdings of preferred stock into shares of common stock, and that it would be necessary to present a compelling rationale and provide adequate consideration for any such conversion in light of the economic and other rights associated with our outstanding preferred stock.  Specifically, the Special Committee noted that, given the valuation ranges provided by The McLean Valuation Services Group and Aegis, the holders of each series of outstanding preferred stock would not receive the full value of their liquidation preference after giving effect to the conversion prices proposed by Phoenix.  After further discussion, the Special Committee determined that the Proposed Transaction reflects favorable terms for the holders of our common stock in their capacity as such, and attempts to increase the proposed conversion prices of our outstanding preferred stock could result in the holders of our preferred stock rejecting the Proposed Transaction, which the Special Committee did not believe was in the best interests of the holders of our common stock.  In addition, the Special Committee was aware that any significant delay in consummating the Proposed Transaction due to prolonged negotiations with Phoenix, or any delays to seek out an alternative to the Proposed Transaction, could jeopardize the timing of the Proposed Transaction and cause us to lose what we believe is a favorable opportunity to access the capital markets.  In addition, any delays could also result in additional dilution of the holders of our common stock as additional accrued dividends would continue to be paid to the holders of our outstanding preferred stock.  Based upon its activities and deliberations over the course of the preceding month, and the information and advice that it had received and considered, the Special Committee unanimously determined that the Proposed Transaction, including the proposed range of the reverse stock split (including the price paid in lieu of issuing fractional shares) and the proposed reduction of the conversion prices of each series of our outstanding preferred stock, is fair to and in the best interests of the holders of our common stock in their capacity as such, and to recommend to the Board of Directors that the Board of Directors approve the Proposed Transaction and recommend the Proposed Transaction to our stockholders.

On July 24, 2012, our Board of Directors held a telephonic meeting at which our President, Mark Holleran, our Chief Financial Officer, Mr. Rapisand, and a representative of Pillsbury Winthrop Shaw Pittman LLP, counsel to our Company who we refer to as Pillsbury, were present. At this meeting, a representative of Pillsbury reviewed with the members of the Board of Directors their fiduciary duties.  Mr. Sassower, our Chief Executive Officer, then reviewed with the members of the Board of Directors the benefits of the Proposed Transaction to our Company and its stockholders.  A representative of Aegis then joined the meeting and provided a presentation to the Board of Directors in which he communicated Aegis’ views on the enterprise valuation of the Company, including various financial analyses used in arriving at a range in valuation, the rationale for the Proposed Transaction (including the reduced conversion prices for each series of our outstanding preferred stock and the range of the reverse stock split) and the range of possible alternative transactions.  Thereafter, representatives of The McLean Valuation Services Group joined the meeting and provided a presentation to the Board of Directors in which they discussed the report they provided to the Special Committee and also to the Board of Directors.  Representatives of The McLean Valuation Services Group reviewed with the Board various valuation analyses they used in analyzing the Company to arrive at a range of enterprise valuations and equity valuations for our Company and provided their views on alternative transactions. Representatives of The McLean Valuation Services Group then expressed their view that based on the proposed conversion terms and the range of the reverse stock split (i) the conversion of the shares of preferred stock into common stock is fair, from a financial point of view, to the pre-conversion holders of our common stock in their capacity as such and (ii) the cash consideration to be paid to the holders of common stock in lieu of fractional shares in connection with the reverse stock split is fair, from a financial point of view, to the holders of our common stock.  A representative of The McLean Valuation Services Group then reported that they provided their fairness opinion orally to the Special Committee and that they would provide a written opinion to the Board and Special Committee later that day.  Following such presentations, the Special Committee determined that the Proposed Transaction (i.e., the proposed reduction of the conversion price of each series of our outstanding preferred stock and the proposed range of the reverse split (including the price paid to the holders of our commons stock in lieu of issuing fractional shares)) was fair to and in the best interests of the holders of our common stock in their capacity as such.  The Board of Directors then indicated that they would further deliberate on such matters and the meeting concluded.

On July 26, 2012, our Board of Directors held a telephonic meeting, at which Mr. Rapisand, our Chief Financial Officer, a representative of Pillsbury and a representative of P&R were present.  Mr. Sassower began the meeting by summarizing the presentations and views provided by Aegis and The McLean Valuation Services Group and the receipt of the recommendation of the Special Committee.  Thereafter, acting upon the recommendation of the Special Committee, the Board unanimously determined that the Proposed Transaction was advisable and in the best interests of the Company and its stockholders, including the holders of common stock in their capacity as such, and approved the Proposed Transaction.  The Board of Directors also recommended that our stockholders approve amendments to our Amended and Restated Certificate of Incorporation to effectuate the Revenue Stock Split and the reduction in the conversion price of each series of our outstanding preferred stock. The meeting then concluded.

Recommendations of the Special Committee

The Special Committee unanimously (1) determined that the Proposed Transaction, including the proposed range of the reverse stock split (including the price paid in lieu of issuing fractional shares) and the proposed reduction of the conversion prices of each series of our outstanding preferred stock, is fair to and in the best interests of the holders of our common stock in their capacity as such, and (2) recommended to the Board of Directors that the Board of Directors approve the Proposed Transaction and recommend the Proposed Transaction to our stockholders.  As described above, the Special Committee, in making its determination and recommendation, consulted on numerous occasions with its financial and legal advisors and considered a variety of factors.  The Special Committee believes that the following factors, taken as a whole, support its determination and recommendation:

Effects of the Proposed Transaction on our capital structure and our common stock.  The Special Committee considered the effects the Proposed Transaction would likely have on our capital structure and the holders of our common stock, including:

•	the additional capital available to us from the public offering included within the Proposed Transaction and the sources of capital available to us in the absence of the Proposed Transaction;

•	the simplification of our capital structure and the elimination of the market overhang caused by our outstanding preferred stock and the liquidation preferences of our preferred stock;

•
the elimination of future dilution of our common stock, and the elimination of an increase in the aggregate liquidation preferences of our outstanding Series D Preferred Stock, caused by the accruing dividend feature of each of our classes of preferred stock;

•	the possibility of uplisting our common stock from the OTCQB to The NASDAQ Capital Market;

•	expected improvements in analyst coverage and institutional investor interest in our common stock following the public offering;

•	the potential for an increase in the public float of, and improved trading liquidity in, our common stock following the public offering of our common stock;

•	the ability to better attract and retain quality employees with equity incentive compensation using shares of our common stock;

•	the near-term dilution to our outstanding common stock expected to result from the Proposed Transaction; and

•
the market overhang that may result from the substantial amounts of common stock to be held by the current holders of our preferred stock upon conversion of the outstanding preferred stock and purchasers in the public offering immediately following the consummation of the Proposed Transaction.

Financial Terms of the Proposed Transaction.  The Special Committee considered the financial terms of the Proposed Transaction, including:

•
the range of estimated equity value of our Company of approximately $18.0 million to approximately $35.0 million, as expressed by The McLean Valuation Services Group in connection with the Fairness Opinion using the three valuation methodologies described below, is substantially less than the approximately $47.8 million in aggregate liquidation preference of the outstanding shares of our preferred stock as of September 1, 2012, leaving nothing for the holders of the shares of our common stock in a sale of our Company at such valuation levels;

•
the range of estimated value of the shares of common stock currently held by the holders of our common stock prior to the Proposed Transaction of $0.001 to $0.007, as expressed by The McLean Valuation Services Group in connection with the Fairness Opinion using the valuation methodologies described below; and

•
the range of estimated value of the shares of common stock currently held by the holders of our common stock is substantially lower than the range of the trading price of our common stock on the OTCQB of $0.027 to $0.08 over the preceding six month period.

Fairness Opinion of The McLean Valuation Services Group.  The Special Committee considered the opinion of The McLean Valuation Services Group, orally provided to the Special Committee on July 23, 2012, and subsequently confirmed by delivery to the Special Committee of the Fairness Opinion, that as of July 24, 2012 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in the Fairness Opinion, the terms associated with the Proposed Transaction are fair, from a financial point of view, to the holders of our common stock in their capacity as such, and the consideration to be paid to our common stockholders in lieu of fractional shares in the connection with the reverse stock split is fair, from a financial point of view.  In considering the Fairness Opinion, the Special Committee took note of the assumptions, qualifications, and limitations specified in the Fairness Opinion.  In addition, the Special Committee considered the various analyses performed by The McLean Valuation Services Group in connection with its consideration of the Potential Transaction.

Terms of our preferred stock and related matters.  The Special Committee considered the terms of the outstanding shares of our preferred stock, including that:

•	our outstanding preferred stock has liquidation and dividend rights senior to the liquidation and dividend rights of our common stock;

•
the total liquidation preference of our outstanding preferred stock is approximately $47.8 million as of September 1, 2012, which would have be paid to the holders of our preferred stock before the holders of our common stock would receive anything in a liquidation or sale of our Company;

•	our Series D Preferred Stock participates with our common stock on an as-converted basis in a liquidation or sale of our Company;

•
each of our Series A, Series B and Series C Preferred Stock entitles the holders of such series of preferred stock to cash dividends at the rate of 7.5% per annum, subject to our option to pay such dividends in shares of our common stock, with a discount of 25% of the volume weighted average trading price of our common stock over the ten trading days ending on the third trading day immediately preceding the dividend payment date, which we have historically elected to pay in shares of our common stock;

•
our Series D Preferred Stock entitles the holders of that series of preferred stock to dividends at the rate of 10% per annum, payable at our option in cash or additional shares of our Series D Preferred Stock, valued at $1.00 per share, which we have historically elected to pay in shares of our Series D Preferred Stock;

•	the outstanding shares of our preferred stock are not redeemable by us;

•
the conversion price of each of our series of preferred stock is subject to the downward adjustment in the event of certain issuances by us of our common stock or securities convertible into our common stock, such as issuances in public offerings or private placements, at a price below such conversion price;

•	the holders of our preferred stock have the ability, in their sole discretion, to convert shares of our preferred stock into shares of our common stock;

•
each of our series of preferred stock is only mandatorily convertible if we complete a sale of our common stock to the public at a price of not less than $0.85 per share in a firm-commitment underwritten public offering resulting in $20 million in net proceeds to us or with the written consent or vote of the holders of a majority of the outstanding shares of such series, voting separately as a class, provided that each of our Series B, Series C and Series D Preferred Stock are mandatorily convertible upon the conversion of all of the outstanding shares of our Series A Preferred Stock;

•
due to the absence of an effective unilateral right of us to convert or redeem the outstanding shares of our preferred stock, the options available to us with respect to our preferred stock are effectively limited to (1) maintaining the status quo, with the continuing obligation for us to pay dividends on those shares of preferred stock, resulting in further dilution of our common stockholders, (2) engaging in a negotiated transaction with the holders of our preferred stock, as contemplated by the Proposed Transaction, or (3) engaging in a negotiated alternative transaction with the holders of our preferred stock at a future time; and

•	the holders of our Series A Preferred Stock have special voting rights limiting our ability to engage in additional equity and debt financing and strategic transactions, such as a sale of our Company.

Alternatives to the Proposed Transaction.  The Special Committee considered possible alternatives to the Proposed Transaction, including that:

•
given the range of estimated equity value of our Company of approximately $18.0 million to approximately $35.0 million, as expressed by The McLean Valuation Services Group in connection with the Fairness Opinion using the three valuation methodologies described below, it appears very unlikely that we could complete a sale of our Company for more than the approximately $47.8 million in aggregate liquidation preference of the outstanding shares of our preferred stock as of September 1, 2012, leaving nothing for the holders of the shares of our common stock in such a sale;

•	Phoenix is no longer able to provide additional capital to us under the terms of its fund documentation, so we would have to seek alternative sources of capital in a private placement;

•
a private placement of our capital stock would likely require the issuance of shares of preferred stock with liquidation, dividend and voting rights senior to the liquidation, dividend and voting rights of our common stock and existing series of preferred stock, which would require the approval of the holders of our existing preferred stock; and

•	any significant delay involved in pursuing an alternative transaction could jeopardize our ability to obtain capital through the Proposed Transaction or a similar transaction.

Views and Support of Management.  The Special Committee considered the effects that the Proposed Transaction are expected to have on our Company, and management's overall support for the Proposed Transaction, including management’s view that the viability of the Proposed Transaction is enhanced by the current market acceptance of the tablet computer form factor and our recent operating results.

Financing Condition.  The Special Committee considered that the consummation of the proposed reduction of the conversion price of each series of our outstanding preferred stock is subject to, among other things, the completion of a public offering of our common stock, and that all of the outstanding shares of preferred stock would mandatorily convert into shares of our common stock upon the closing of such offering.  The Special Committee also considered the risks associated with our being able to complete such an offering on acceptable terms and the possibility of not doing the offering or any other capital raise.

Tax Treatment of the Transaction.  The Special Committee considered that the Proposed Transaction is not expected to result in any adverse tax consequences to us.

Having considered all of the above factors, the Special Committee determined that the Proposed Transaction, including the proposed range of the reverse stock split (including the price paid to holders of our common stock in lieu of issuing fractional shares) and the proposed reduction of the conversion price of each series of our outstanding preferred stock, was fair to and in the best interests of the holders of our common stock in their capacity as such.  The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive and may not include all of the information and factors considered by the Special Committee.  The Special Committee, in making its determination regarding the Proposed Transaction, did not find it useful to and did not quantify or assign any relative or specific weights to the various factors that it considered.  Rather, the Special Committee views its determination and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it.  In addition, in considering the factors described above, individual members of the Special Committee may have given differing weights to different factors, and may have viewed some factors relatively more positively or negatively than others.

Fairness Opinion of Financial Advisor to the Special Committee

At a meeting of the Special Committee held on July 23, 2012, The McLean Valuation Services Group orally provided the Special Committee with its opinion, subsequently confirmed by delivery of the Fairness Opinion dated the next day, that as of that date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in the Fairness Opinion, the terms associated with the Proposed Transaction, including the proposed range of the reverse stock split (including the price paid in lieu of issuing fractional shares) and the proposed reduction of the conversion prices of each series of our outstanding preferred stock, are fair, from a financial point of view, to the holders of our common stock in their capacity as such.

The full text of the Fairness Opinion of The McLean Valuation Services Group, dated July 24, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by The McLean Valuation Services Group in connection with its opinion, is attached to this proxy statement as Appendix A and is incorporated into this proxy statement by reference.  The summary of the Fairness Opinion included in this proxy statement is qualified in its entirety by reference to the full text of the Fairness Opinion.  You are urged to read the Fairness Opinion carefully and in its entirety.  The McLean Valuation Services Group provided its Fairness Opinion for the information of the Special Committee and the Board of Directors in connection with their consideration of the Proposed Transaction.  The Fairness Opinion does not constitute a recommendation to any stockholder of our Company as to how such stockholder should vote at the Special Meeting and should not be relied upon by any shareholder as such.

The Mclean Valuation Services Group Austin, LLC is a subsidiary of The McLean Valuation Services Group, LLC, which is affiliated with The McLean Group, LLC, a national middle market investment banking firm.  The McLean Valuation Services Group has a national business valuation practice that performs formal valuations of businesses, securities, and intangible assets for transaction, financial reporting, tax, and other purposes.  The Special Committee selected The McLean Valuation Services Group to act as its financial advisor in connection with the Proposed Transaction, in part, on the basis of the firm's reputation and expertise.

During the course of its engagement, and as a basis for arriving at its opinion, The McLean Valuation Services Group reviewed and analyzed material bearing upon the financial and operating conditions of our Company and material prepared in connection with the Proposed Transaction, including, among other things, the following:

•	certain historical publicly available business and financial information concerning our Company including among other things, quarterly and annual reports filed by us with the SEC;

•	certain internal financial statements and other financial and operating data concerning our Company;

•	certain financial projections prepared by our management and others;

•
discussions with members of our senior management and others for the purpose of reviewing our future prospects, including financial forecasts related to the respective businesses, earnings, assets, and liabilities; and

•	the recent trading characteristics, financial performance and valuation metrics, to the extent publicly available, involving companies that it considered relevant.

The Special Committee did not impose any limitations on the scope of the investigation or analyses undertaken by The McLean Valuation Services Group in connection with the Fairness Opinion.  Except to the extent specifically noted below, the Special Committee did not provide any instructions to The McLean Valuation Services Group regarding the manner in which it conducted such investigations and analyses.

In rendering the Fairness Opinion, The McLean Valuation Services Group assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials we provided to it and in the discussions with our management.  In that regard, The McLean Valuation Services Group assumed that the financial projections prepared by us for fiscal 2013 had been reasonably prepared on a basis reflecting the best currently available information and our judgments and estimates and that such projections will be realized in the amounts and at the times contemplated thereby.  The McLean Valuation Services Group was not retained to and did not conduct a physical inspection of any of our properties or facilities or our subsidiaries.  In addition, The McLean Valuation Services Group did not make an independent evaluation or appraisal of our assets and liabilities or any of our subsidiaries and it was not furnished with any such evaluations or appraisals.

The following is a summary of the material analyses presented by The McLean Valuation Services Group to the Special Committee and the Board of Directors in connection with the rendering of the Fairness Opinion.  These analyses were substantially similar to the preliminary analyses presented by The McLean Valuation Services Group to assist the Special Committee in its consideration, evaluation and negotiation of the Potential Transaction.  The purpose of each of the analyses performed was to determine estimated valuation ranges for our common stock, both prior to and after the consummation of the conversion of the outstanding shares of our preferred stock in the Proposed Transaction, to assist the Special Committee in evaluating whether the Proposed Transaction is fair to the holders of our common stock in their capacity as such. The following paragraphs summarize, but do not purport to be a complete description of either the analyses performed by The McLean Valuation Services Group in rendering the Fairness Opinion or the presentation delivered by The McLean Valuation Services Group to the Special Committee and the Board of Directors, but it does summarize all of the material analyses performed and presented by The McLean Valuation Services Group.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances.  In arriving at its opinion, The McLean Valuation Services Group did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  The McLean Valuation Services Group may have given various analyses more or less weight than other analyses.  Accordingly, The McLean Valuation Services Group believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its presentation to the Special Committee and the Fairness Opinion.

In performing its analyses, The McLean Valuation Services Group made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control.  The analyses performed by The McLean Valuation Services Group are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses.  Such analyses were prepared solely as part of The McLean Valuation Services Group's analysis of the fairness of the terms associated with the Proposed Transaction, from a financial point of view, to the holders of our common stock in their capacity as such.  In addition, as described above, the Fairness Opinion to the Special Committee was one of many factors taken into consideration by both the Special Committee and the Board of Directors in making their respective determinations to approve the Proposed Transaction.

The McLean Valuation Services Group based its view on economic, market and other conditions as in effect on, and the information made available to The McLean Valuation Services Group as of, the date of the Fairness Opinion.  Subsequent developments may affect The McLean Valuation Services Group’s view expressed in the Fairness Opinion and The McLean Valuation Services Group does not have any obligation to update, revise, or reaffirm its view as set forth in the Fairness Opinion.  In the Fairness Opinion, The McLean Valuation Services Group expressed no view as to the price at which our common stock or any other security will trade at any future time.

Valuation Analysis

The McLean Valuation Services Group reviewed the trading characteristics of our common stock for an indication of our Company's value.  The McLean Valuation Services Group analyzed the closing prices and trading volumes of our common stock for the 15 trading days ending on July 18, 2012.  Based upon this analysis, The McLean Valuation Services Group determined that our common stock qualifies as a thinly traded security, and that additional valuation analyses were necessary to analyze the value of our Company.

The McLean Valuation Services Group applied several generally accepted valuation methodologies to determine a range of estimated implied enterprise values of our Company, and reconciled those estimated enterprise values to our equity value by adding in our excess cash.  The McLean Valuation Services Group then applied the option-pricing method to allocate the resulting range of estimated equity values of our Company among our various classes of equity interests to determine the range of estimated values for our common stock prior to the consummation of the Proposed Transaction.  The McLean Valuation Services Group then applied the range of estimated equity values of our Company to our post-conversion capitalization table, resulting in a range of estimated values for our common stock after the conversion of all of our outstanding shares of preferred stock in the Proposed Transaction.

Guideline public company analysis

The McLean Valuation Services Group reviewed and compared certain financial operating, and stock market information for publicly held companies in the rugged mobile computing industry.  The McLean Valuation Services Group searched various industry databases and discussed various public companies with our management.  In selecting the set of guideline public companies, several characteristics were considered, including business activity and size.  Ultimately, six public companies in the rugged mobile computing industry were selected: Barco NV, Data Respons ASA, NEXCOM International Co. Ltd., Datalogic SpA, Getac Technology Corporation, and Intermec, Inc.  The McLean Valuation Services Group analyzed the implied valuation multiples of revenue and earnings before interest, taxes, depreciation, and amortization, referred to as EBITDA, of these companies based upon their respective operating data and stock prices as of June 30, 2012.

The McLean Valuation Services Group analyzed enterprise values, calculated as equity value, plus debt, less cash, as a multiple of the revenues and EBITDA for the twelve months ending June 30, 2012.  In addition, The McLean Valuation Services Group analyzed valuation multiples based on forecasted revenue and EBITDA multiples.  Analyzing the set of guideline public companies indicated revenue multiples with a low of 0.41x revenue, a high of 1.24x revenue, and a median of 0.62x revenue, and EBITDA multiples with a low of 4.70x, a high of 12.06x, and a median of 8.24x.  The McLean Valuation Services Group considered Getac Technology Corp. to be the most similar to us, and considered our forecasted 2013 revenue, as provided by our management, to be more indicative of our value, as opposed to a valuation based on historic results, due to our recent and planned growth.  The McLean Valuation Services Group adjusted the valuation multiple for factors such as entity size, profitability, expected growth and risk, resulting in a range of selected revenue multiples, with a low of 0.50x, which was between the low and median multiples of the set of guideline public companies analyzed, and a high of 0.80x (based on the 0.88x revenue multiple of Getac, as adjusted downward to reflect the larger size and diversification of Getac).  This analysis produced a range of enterprise valuations for our Company of approximately $18.8 million to approximately $30.1 million.

The McLean Valuation Services Group also provided us with analyses of several much larger companies that compete in the rugged mobile computing industry, such as Hewlett-Packard Company, Toshiba Corp., Panasonic Corporation, General Dynamics Corp., Dell Inc., Sony Corporation and Zebra Technologies Corp.  However, these companies were not included in The McLean Valuation Services Group’s guideline public company analysis due to the significant size and business differences between these companies and us.

Comparable company transaction analysis

The McLean Valuation Services Group reviewed several large industry databases to search for acquisitions of companies similar to us, searching for M&A transactions within the last three years in the rugged mobile computing industry involving the acquisition of at least 50% of the target.  The McLean Valuation Services Group found a number of transactions over the past three years in the rugged mobile computing sector.  However, only a few of the transactions disclosed valuation multiples and only a select few had disclosed valuation multiples.  The McLean Valuation Services Group used what it considered to be the most relevant data, which was the acquisition of Psion PLC by Motorola Solutions, Inc. announced on June 15, 2012.  The Mclean Valuation Services Group selected a range of valuation multiples based upon this transaction, including a high of 0.60x revenue, which was the revenue multiple of the sale price, and a low of 0.40x revenue, which was the revenue multiple of Psion PLC prior to the acquisition.  The McLean Valuation Services Group then applied this range of multiples to our forecasted 2013 revenue.  This analysis produced a range of enterprise valuations for our Company of approximately $15.1 million to approximately $22.6 million.

Discounted cash flow analysis

The McLean Valuation Services Group performed an income-oriented valuation approach based upon the theory that the total value of our Company is the present value of our projected future earnings added to the present value of the terminal or residual value of our business.  The discounted cash flow method is principally affected by the forecasts used, the discount rate and the estimated terminal value.  The McLean Valuation Services Group used management’s forecast for fiscal 2013.  The forecast for fiscal 2014 and fiscal 2015 was based on estimated revenue growth rates and EBITDA margins provided by Aegis.

The McLean Valuation Services Group applied a discount rate ranging from 17% to 19% to the forecasted, unlevered tax free cash flows of our Company.  The free cash flows of our Company were derived by subtracting estimated income taxes, capital expenditures, and changes in working capital from EBITDA.  The discount rate was based on the weighted average cost of capital for our Company.  The cost of debt was given no weight since our Company is not leveraged.  The cost of equity was based on a build-up analysis that included: a risk-free rate of 2.73%, based on a 20 year U.S. Treasury bond, per the Federal Reserve as of June 30, 2012; an equity and size risk premium of 13.24%, based on a detailed study of equity and size premium that are based on eight qualitative attributes; and a specific company risk premium that ranged from 1% to 3%, based on the analysis and incremental risk of the industry, our Company, and the forecast.  The final weighted average cost of capital is a measure of the average expected return on all of a company’s equity securities and debts.  The terminal value represents the present value of the cash flows of a business after the last year of the explicit three year forecast used.  The McLean Valuation Services Group estimated the terminal value based upon the constant growth model and applied terminal year growth rates ranging from 2.5% to 3.5%, which were applied to the terminal year, which starts after the end of the forecast period used, or fiscal 2015.  This analysis produced a range of enterprise valuations for our Company of approximately $25.2 million to approximately $32.0 million.

Reconciliation to equity value

The McLean Valuation Services Group then reconciled the implied enterprise valuations resulting from the three valuation methods to get an estimated range of the equity value of our Company by adding our excess cash as of June 30, 2012 of approximately $2.9 million to each of the estimated enterprise values.  Our Company had no interest-bearing debt that had to be taken into account in the reconciliation.  This reconciliation produced a range of equity valuations for our Company of approximately $28.1 million to approximately $34.9 million under the discounted cash flow analysis, between approximately $21.7 million to approximately $33.0 million under the guideline public company analysis, and approximately $18.0 million to approximately $25.5 million under the comparable company transaction analysis.

Equity allocation and option-pricing methodology

In analyzing the relative value of our common stock, The McLean Valuation Services Group allocated the equity value of our Company among our four series of preferred stock, our common stock, our common warrants and our common options, using the option-pricing method.  This method analyzes the value of an equity interest as a call option on our Company’s equity value, where exercise prices are based upon the liquidation preferences of the preferred stock and when different securities may participate in the equity value of a business.  The McLean Valuation Services Group assumed a liquidation event in three years, including a calculation of accrued dividends on our preferred stock at the estimated liquidity date, and an implied volatility of 50%, based on analyzing the volatility of the guideline public companies.  The McLean Valuation Services Group then applied the option-pricing method, using a series of “Black- Scholes” calculations in analyzing the value of each security class, in order to allocate the estimated equity value that resulted from each valuation approach among our equity securities.  This allocation produced a range of equity valuations for our common stock on a per share basis, prior to consummation of the Proposed Transaction, of between $0.004 per share and $0.007 per share under the discounted cash flow analysis, between $0.002 per share and $0.006 per share under the guideline public company analysis, and between $0.001 per share and $0.003 under the comparable company transaction analysis.  Notwithstanding this, using a current value methodology pursuant to which the value of the common stock would be based on a current sale of our Company in the range of the indicated valuations of our Company, no value would be assigned to the outstanding shares of our common stock due to the aggregate liquidation preference of our outstanding shares of preferred stock.

Post conversion equity valuation methodology

After the conversion of all of our preferred stock in connection with the Proposed Transaction, the value of our total equity is allocated to only the common equity.  The value of our common stock on a per share basis is therefore equal to our total equity value divided by the total number of shares of our common stock outstanding after conversion, or 2,472,322,312 total shares, without considering the reverse stock split.  The dilutive impact of outstanding warrants and options was considered immaterial since the majority of the warrants and options are out-of-the-money.  This calculation, when applied to the range of estimated equity valuations of our Company, produced a range of equity valuations for our common stock, giving effect to the conversion of our preferred stock but not considering the reverse stock split, of $0.011 per share to $0.014 per share under the discounted cash flow analysis, $0.009 per share to $0.013 per share under the guideline public company analysis, and $0.007 per share to $0.010 under the comparable company transaction analysis.

Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, The McLean Valuation Services Group determined that the consideration to be paid to the common stockholders in lieu of the issuance of fractional shares in connection with the reverse split is fair, from a financial point of view.  In addition, the conversion of the preferred stock into common stock is fair, from a financial point of view, to the pre-conversion holders of the Company’s common stock in their capacity as common stockholders (without regard to their holdings of preferred stock).

The engagement letter with The McLean Valuation Services Group, dated July 9, 2012, provided that The McLean Valuation Services Group would receive a fee from us in the amount of $60,000 for its services as the Special Committee’s financial advisor, no portion of which was contingent upon the conclusions reached in the Fairness Opinion or the completion of the Proposed Transaction.  We paid a fee of $35,000 to The McLean Valuation Services Group shortly after the execution of the engagement letter, and we paid the remaining $25,000 to The McLean Valuation Services Group shortly after The McLean Valuation Services Group delivered the Fairness Opinion and its final report supporting the Fairness Opinion.  We have also agreed to indemnify The McLean Valuation Services Group for certain liabilities arising out of its engagement as the Special Committee’s independent financial advisor.

Recommendation of the Board of Directors

The Board of Directors determined that the proposed range of the reverse stock split (including the price paid in lieu of issuing fractional shares) and the proposed reduction of the conversion prices of each series of our outstanding preferred stock, is fair to and in the best interests of the Company and its stockholders, including holders of our common stock in their capacity as such.  Accordingly, the Board of Directors determined to (1) approve the Proposed Transaction, including the Amendment Proposals, (2) submit the Amendment Proposals to the Company’s stockholders and (3) recommend that the Company’s stockholders adopt the Amendment Proposals.

In making such determinations, the Board of Directors considered the recommendations of the Special Committee, the factors set forth under “Recommendations of the Special Committee” and the following factors:

•	the Amendment Proposals would allow us to proceed with the proposed public offering and obtain additional capital;

•	the Proposed Transaction would simplify our capital structure and eliminate the overhang created by our preferred stock;

•
the Proposed Transaction would eliminate the dilution to our holders of common stock caused by the dividends payable to holders of our preferred stock and eliminate the liquidation preferences and special voting rights provided to holders of our preferred stock;

•
the Proposed Transaction would make it easier for investors and analysts to understand and follow the Company, and more accurately value our common stock, which in turn is expected to increase the attractiveness of our common stock;

•
the Proposed Transaction could increase the liquidity and marketability of our common stock by making it more likely that it is listed on a national securities exchange and increase the market value per share in order to attract the interest of analysts, institutional investors, investment funds and brokers;

•	the process followed by the Company in having a Special Committee of independent and disinterested directors with independent financial and legal advisors; and

•	the views of Aegis, The McLean Valuation Services Group and management with respect to the Proposed Transaction and the Fairness Opinion of The McLean Valuation Services Group.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive and may not include all of the information and factors considered by the Board of Directors. The Board of Directors, in making its determination regarding the proposed transactions, including the Amendment Proposals, did not find it useful to, and did not, quantify or assign any relative or specific weights to the various factors that it considered. Rather, the Board of Directors views its determinations as being based on an overall analysis and on the totality of the information presented to and factors considered by it (including specifically the recommendations of the Special Committee).  In addition, in considering the factors described above, individual members of the Board of Directors may have given differing weights to different factors, and may have viewed some factors relatively more positively or negatively than others.

Interests of our Officers and Directors in the Proposals

Our directors and officers and their affiliates may have interests in the transaction that are different from the interests of the holders of our common stock in their capacity as such, and have relationships that may present conflicts of interests.

As of the Record Date, Philip S. Sassower, our Chairman of the Board and Chief Executive Officer, together with his affiliated entities (including Phoenix, one of our principal stockholders, Phoenix Enterprises Family Fund LLC and SG Phoenix LLC), beneficially owns 376,933,466 shares, or approximately 42.2% of the outstanding shares, of our common stock (including 238,595,402 shares of common stock issuable upon the conversion of our preferred stock).  If Proposals 2a-2d are approved, and assuming all of our preferred stock is converted into common stock, Mr. Sassower and his affiliated entities (including Phoenix) will beneficially own 1,120,696,666 shares of common stock or approximately 44.90% of the outstanding shares of our common stock, without giving effect to our reverse stock split.

As of the Record Date, Andrea Goren, a member of our Board of Directors, together with his affiliated entities (including Phoenix, SG Phoenix LLC and Andax LLC), beneficially own 251,055,949 shares, or approximately 28.8% of the outstanding shares, of our common stock (including 140,777,058 shares of common stock issuable upon the conversion of our preferred stock).  If Proposals 2a-2d are approved, and assuming all of our preferred stock is converted into common stock, Mr. Goren and his affiliated entities (including Phoenix) will beneficially own 738,271,311 shares of common stock, or approximately 29.8% of the outstanding shares of our common stock, without giving effect to our reverse stock split.

In addition to Messrs. Sassower and Goren, some of our officers and all of the members of our Board of Directors own shares of our preferred stock.  As of the Record Date, Mark Holleran, our President and Chief Operations Officer, beneficially owns 56,125 shares of our Series D Preferred Stock; Michael J. Rapisand, our Chief Financial Officer, beneficially owns 147,059 shares of our Series A Preferred Stock and 33,675 shares of our Series D Preferred Stock; Brian E. Usher-Jones, a member of our Board of Directors, owns 123,514 shares of our Series D Preferred Stock; Thomas F. Leonardis, a member of our Board of Directors and a member of the Special Committee, owns 10,167 shares of our Series D Preferred Stock; Kent Misemer, a member of our Board of Directors, owns 190,367 shares of our Series D Preferred Stock; and F. Ben Irwin, a member of our Board of Directors and a member of the Special Committee, owns 10,167 shares of our Series D Preferred Stock.  If Proposals 1 and 2a-2d are approved, and assuming all of our preferred stock is converted into common stock, these officers and directors will receive additional shares of common stock as a result of the decrease in conversion prices of our preferred stock.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

General

The Board of Directors has adopted, and is recommending that our stockholders approve, an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split of all of our outstanding shares of common stock at an exchange ratio of not less than 1-for-325 and not more than 1-for-425, which we sometimes refer to as the Reverse Stock Split or reverse stock split.  The form of this amendment to our Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix B.

If this proposal is approved, the Board of Directors or a committee thereof will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the reverse stock split within this range at any time it believes to be most advantageous to our Company and stockholders.  This proposal would give the Board of Directors or a committee thereof the authority to implement one, but not more than one, reverse stock split.  The exact ratio of the reverse stock split, if effected, would be set at a whole number within the range as determined by the Board of Directors or a committee thereof in its sole discretion.  The reverse stock split amendment would not change the number of authorized shares of our common stock or preferred stock and the par value of our common stock would remain at $0.001 per share.

We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the initial listing requirements of The NASDAQ Capital Market;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the number of shares of common stock issuable upon conversion of our preferred stock;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact in connection with our proposed firm-commitment underwritten public offering; and

•	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors or a committee thereof, no less than 325 and no more than 425 shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock.  The amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders.

The reverse stock split would be effected by the filing of an amendment to our Amended and Restated Certificate of Incorporation in the form attached hereto as Appendix B with the Office of the Secretary of State of the State of Delaware.  The Board of Directors will retain the authority not to effect the reverse stock split even if we receive stockholder approval.  If the amendment is not filed with the Secretary of State of the State of Delaware within one year following the Special Meeting or any adjournment or postponement thereof, the reverse stock split will be deemed abandoned, without any further effect.  Thus, subject to stockholder approval, the Board of Directors, at its discretion, may file the amendment to effect a reverse stock split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of the Reverse Stock Split

The Board of Directors is submitting the proposed reverse stock split to our stockholders for approval in connection with the contemplated firm-commitment underwritten public offering of our common stock and to uplist our common stock from the OTCQB to The NASDAQ Capital Market.  The Board believes the consummation of the reverse stock split and the uplist of our common stock will make our common stock more attractive to a broader range of institutional and other investors and increase the liquidity of our common stock.  Accordingly, for these and other reasons described in the proxy statement, we believe that effecting the reverse stock split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on The NASDAQ Capital Market.  The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  A decrease in the number of outstanding shares of our common stock resulting from a reverse stock split should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The NASDAQ Capital Market following the Reverse Stock Split.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  As previously discussed, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock in order to attract new investors and meet the initial listing requirements of The NASDAQ Capital Market.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, we cannot assure you that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.  Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.  The amendment will implement the exchange ratio (of not less than 1-for-325 and not more than 1-for-425) as determined by the Board of Directors or a committee thereof prior to the Effective Time.  The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors or a committee thereof based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Amended and Restated Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the Special Meeting or any adjournment or postponement thereof, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of 325 and a maximum of 425 shares of existing common stock will be combined into one new share of common stock.  The table below shows, as of August 2, 2012, the number of outstanding shares of common stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

As of August 2, 2012

Reverse Stock Split Ratio	Outstanding Shares of Common Stock Prior to the Reverse Stock Split	Approximate Number of Outstanding Shares of Common Stock After the Reverse Stock Split

1-for-325	256,766,406	790,050
1-for-350	256,766,406	733,618
1-for-375	256,766,406	684,710
1-for-400	256,766,406	641,916
1-for-425	256,766,406	604,156

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.  Release No. 34-15230 of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action that may be used as anti-takeover mechanism.  Proposal No. 1, if adopted and effected, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Proposal.  A relative increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issues of authorized but unissued shares.  A relative increase in our authorized shares of common stock could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult.  The Board of Directors is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive, in lieu thereof, a cash payment equal to the fractional share amount multiplied by the product of the closing sale price of our shares of common stock on the OTCQB on the Effective Time.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of common stock with the new CUSIP number by following the procedures described below.  However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our common stock will continue to be listed on the OTCQB under the symbol “XLRT” subject to any decision of our Board of Directors to list our securities on a stock exchange.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Some of our registered holders of common stock may hold their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership in our common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If your shares of common stock are held in book-entry form, you will receive a transmittal letter from our transfer agent, who is also acting as our exchange agent in connection with our Reverse Stock Split, as soon as practicable after the Effective Time.  The letter of transmittal will contain instructions on how to receive your post-reverse stock split shares of common stock electronically in book-entry form under the Direct Registration System (DRS).  Shareholders will need to return to our transfer agent a properly executed and completed letter of transmittal in order to receive their new book-entry statement representing post-reverse split shares of common stock and any cash payment due to them in lieu of fractional shares.  The post-reverse split shares of common stock will contain the same restrictive legends as the pre-reverse split shares.

Holders of Certificated Shares of Common Stock

Some of the registered holders of our common stock hold their shares in certificate form.  If your shares of common stock are held in certificate form, you will receive a transmittal letter from our transfer agent, who is also acting as our exchange agent in connection with the Reverse Stock Split, as soon as practicable after the Effective Time.  The letter of transmittal will contain instructions on how to surrender your certificate or certificates representing your pre-reverse stock split shares to our transfer agent.  Upon our transfer agent's receipt of your pre-reverse stock split certificate or certificates, together with a properly completed and executed letter of transmittal, you will receive your post-reverse split shares of common stock electronically in book-entry form under the Direct Registration System (DRS) and any cash payment due to you in lieu of fractional shares.  The post-reverse split shares of common stock will contain the same restrictive legends as the pre-reverse split shares.  At any time after receipt of your DRS statement, you may request a stock certificate representing your shares of common stock if you do not want to hold your shares in book-entry form.

Regardless of how shareholders hold our common stock (i.e., in book-entry or certificated form), shareholders will not have to pay any service charges to us or our transfer agent in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, holders will be entitled to receive a cash payment equal to the fractional share amount multiplied by the product of the closing sale price of a share of our common stock as reported on the OTCQB on the day of the Effective Time.

Effect of the Reverse Stock Split on Our Preferred Stock

Under the existing terms of our preferred stock, based on the reverse stock split ratio determined by our Board of Directors, the conversion price in effect with respect to each series of our preferred stock will automatically be proportionately increased and the number of shares of our common stock issuable upon conversion of shares of each series of preferred stock will automatically be decreased in proportion to the decrease in the aggregate number of outstanding shares of our common stock resulting from the Reverse Stock Split.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Warrants

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments will be required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options and warrants, or other convertible or exchangeable securities entitling the holders to purchase shares of common stock.  This would result in approximately the same aggregate price being required to be paid under such options or warrants, upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be adjusted proportionately based upon the reverse stock split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

For a discussion of the tax consequences of the Reverse Stock Split, please see the heading below entitled “Material U.S. Federal Income Tax Consequences of the Reverse Stock Split and Proposals 2A-2D.”

Board Discretion to Implement the Reverse Stock Split

            If the proposed reverse stock split is approved at the Special Meeting, the Board of Directors, in its sole discretion, may determine to implement the reverse stock split.  Notwithstanding the approval of the reverse stock split amendment at the Special Meeting, the Board of Directors, in its sole discretion, may determine not to implement the reverse stock split.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, telephone number (800) 937-5449.

Consequences if Proposal 1 Is Not Approved

Approval of the amendment to our Amended and Restated Certificate of Incorporation to effect the proposed reverse split of our common stock by the requisite vote is necessary for us to consummate the proposed firm-commitment underwritten public offering of our common stock, uplist our common stock to The NASDAQ Capital Market and increase the trading price and liquidity of our common stock.  In order to move forward with our business strategy, key initiatives and plans to grow our business, we must raise additional funds and increase the price-per-share and liquidity of our common stock.  If Proposal 1 is not approved, in all likelihood we would be unable to complete the contemplated public offering and we may be unable to obtain sufficient funding to expand our sales and marketing efforts and continue to grow our business.  Without such additional capital, we may be unable to increase revenue, and ultimately our business may be harmed.

Vote Required for Proposal 1

The affirmative vote of the holders representing a majority of the voting power of our common stock and preferred stock, voting together as a single class, is required to approve Proposal 1.

Recommendation

The Board of Directors recommends a vote “FOR” the proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse split of the issued and outstanding shares of our common stock at the discretion of the Board of Directors at a ratio of not less than 1-for-325 and not more than 1-for-425.

PROPOSAL 2 (PROPOSALS 2A-2D)

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (I) REDUCE THE CONVERSION PRICE OF EACH SERIES OF OUR OUTSTANDING PREFERRED STOCK AND (II) MAKE INAPPLICABLE AN ANTI-DILUTION ADJUSTMENT THAT MAY OTHERWISE BE TRIGGERED BY THE REDUCTION OF THE CONVERSION PRICES OF EACH OTHER SERIES OF OUR PREFERRED STOCK IN CONNECTION WITH THIS PROPOSAL 2 (PROPOSALS 2A-2D)

Our Board of Directors recommends the approval of Proposal 2 (Proposals 2a-2d), which each relate to amendments to our Amended and Restated Certificate of Incorporation.  Proposals 2a-2d relate to the approval of amendments to our Amended and Restated Certificate of Incorporation to reduce the conversion price of the series of our outstanding preferred stock corresponding to the letter of the proposal, and will make inapplicable an anti-dilution adjustment in the series of preferred stock corresponding to the letter of the proposal that may otherwise be triggered by the reduction of the conversion prices of each other series of our preferred stock in connection with this Proposal 2.  The forms of the amendments to our Amended and Restated Certificate of Incorporation relating to Proposals 2a-2d are attached to this proxy statement as Appendix C.  The conversion prices and number of shares issuable upon conversion of our preferred stock discussed in this Proposal 2 do not give effect to the reverse stock split of our common stock described in Proposal 1.  Based upon our Amended and Restated Certificate of Incorporation, if Proposal 1 is approved and we file the amendment to our Amended and Restated Certificate of Incorporation to effect the reverse split of our common stock with the Office of the Secretary of State of the State of Delaware, the conversion price in effect with respect to each series of our preferred stock will automatically be proportionately increased and the number of shares of our common stock issuable upon conversion of each series of our preferred stock will automatically be decreased in proportion to the decrease in the aggregate number of outstanding shares of our common stock resulting from the Reserve Stock Split.

Purposes and Effects of Approving the Amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d

The primary purpose of amending our Amended and Restated Certificate of Incorporation to reduce the conversion price of each series of our preferred stock is to induce the conversion of our outstanding preferred stock into common stock in connection with the closing of our contemplated firm-commitment underwritten public offering of our common stock and eliminate the special voting rights, dividend payments and liquidation preferences provided to the holders of each series of our outstanding preferred stock. Each series of our outstanding preferred stock contains rights and privileges that are not afforded to holders of our common stock such as voting and dividend rights and liquidation preferences and one series of our preferred stock has participation rights.  Holders of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to receive a 7.5% per annum dividend payable quarterly in cash or in shares of our common stock (and if paid in shares of common stock, the amount paid must take into account a discount of 25% of the volume weighted average trading price of our common stock over the 10 trading days ending on the third trading day immediately preceding the dividend payment date).  Holders of our Series D Preferred Stock are entitled to receive a dividend of 10% per annum and such dividends are paid in cash or through the issuance of additional shares of Series D Preferred Stock.  For the fiscal years ended March 31, 2012 and 2011, we paid approximately $4.69 million and approximately $2.43 million, respectively, in dividends to the holders of our outstanding preferred stock.  In addition, each series of our outstanding preferred stock has liquidation preferences and our Series D Preferred Stock participates with holders of our common stock in any proceeds from a sale of our Company following the payment in full of liquidation preferences to each series of our outstanding preferred stock.  As of August 2, 2012, the total liquidation preference of our outstanding preferred stock was approximately $47.4 million.  Assuming Proposal 2a is approved, we receive the Series A Conversion Consent (as described below under the heading “Anticipated Series A Preferred Stock Conversion and the Effects of Such Conversion”), we file an amendment to our Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware with respect to Proposal 2a and we complete our contemplated public offering, each series of our outstanding preferred stock will convert into common stock and we will eliminate any special voting rights, future dividend requirements and liquidation preferences since our preferred stock will no longer be outstanding.  Through our proposed firm-commitment public offering, we are seeking, among other things, to raise funds to expand our sales and marketing efforts and increase our product offerings.  Thus, the Board of Directors believes it is in the best interests of the Company and the stockholders to reduce the conversion price of each series of our preferred stock to induce the conversion of that stock into common stock.

As of the date of this proxy statement, the conversion price of our Series A Preferred Stock is $0.15 per share, the conversion price of our Series B Preferred Stock is $0.16 per share, the conversion price of our Series C Preferred Stock is $0.25 per share and the conversion price of our Series D Preferred Stock is $0.04 per share.  As of August 2, 2012, the total liquidation preference of our outstanding preferred stock was approximately $47.4 million.  If Proposals 2a-2d are approved, and without giving effect to the proposed reverse stock split, the conversion price of our Series A Preferred Stock will be reduced from $0.15 per share to $0.0260 per share, the conversion price of our Series B Preferred Stock will be reduced from $0.16 per share to $0.0260 per share, the conversion price of our Series C Preferred Stock will be reduced from $0.25 per share to $0.0260 per share and the conversion price of our Series D Preferred Stock will be reduced from $0.04 per share to $0.0162 per share.  The stated dollar amounts of the conversion prices under this Proposal 2 do not give effect to the reverse stock split of our common stock as discussed in Proposal 1; provided, however, that such prices will automatically adjust to take into account the reverse stock split.

The current terms of each series of our outstanding preferred stock also provide for an automatic decrease in the conversion price of such series of preferred stock if the conversion price of any other series of preferred stock is decreased.  Because the conversion prices set out above were negotiated, and the effect of an automatic decrease in one series would impact the negotiated reduced conversion prices of another series, Proposal 2 (with respect to the letter corresponding to such series of preferred stock) will also make inapplicable the automatic decrease in the conversion price of such series that may otherwise apply if the conversion price of any other series of preferred stock is decreased as a result of this Proposal 2.

The reduction of the conversion price of each series of our outstanding preferred stock will significantly increase the number of shares of our common stock that are issued to holders of our preferred stock when their shares of preferred stock are converted into common stock.  Since holders of our preferred stock will receive more shares of common stock for each of their shares of preferred stock when they convert, our current holders of common stock will be significantly diluted as a result of the reduction of the conversion prices of our preferred stock.

The following table sets forth as of September 1, 2012 (i) the estimated number of shares of common stock outstanding and the estimated number of shares of common stock issuable upon conversion of each series of our outstanding preferred stock and percentage ownership of each class of our outstanding securities on a fully-diluted basis and (ii) the pro forma number of shares of common stock outstanding and number of shares of common stock issuable upon conversion of each series of our outstanding preferred stock and percentage ownership of each such class of our outstanding securities assuming Proposals 2a through 2d are approved and each series of our preferred stock is converted into common stock as of September 1, 2012.  The number of shares set forth in the table below does not give effect to the reverse stock split of our common stock discussed in Proposal 1.

Common Stock Estimated to be Outstanding as of September 1, 2012

Class of Securities	Estimated	Percentage	Pro Forma	Percentage

Common Stock	277,722,257	32.5%	277,722,257	11.2%
Common Stock Issuable Upon Conversion of:
Series A Preferred Stock	144,178,226	16.9%	822,195,598	33.3%
Series B Preferred Stock	16,949,466	2.0%	101,111,292	4.1%
Series C Preferred Stock	34,173,015	4.0%	328,346,154	13.3%
Series D Preferred Stock	381,883,006	44.7%	942,921,002	38.1%

Anticipated Series A Preferred Stock Conversion and the Effects of Such Conversion

We have been advised by Phoenix, our principal stockholder, and Mr. Sassower, our Chairman and Chief Executive Officer, that they intend to vote all of their shares for Proposals 2a through 2d.  Phoenix and Mr. Sassower own approximately 71% of the outstanding shares of our Series A Preferred Stock.  Accordingly, if Phoenix and Mr. Sassower affirmatively vote to approve Proposal 2a, 2c and 2d, then we will have received the required class vote with respect to Proposal 2a, approximately 25.3% of the class vote with respect to Proposal 2c and approximately 34.2% of the class vote with respect to Proposal 2d.

We have also been advised by Phoenix and Mr. Sassower that, in their capacity as holders representing more than a majority of the voting power of our Series A Preferred Stock, such holders intend to execute and deliver to the Company a written consent that, pursuant to the provisions of our current Amended and Restated Certificate of Incorporation, would convert all of our shares of Series A Preferred Stock into common stock at the Series A Preferred Stock conversion price set forth in the amendment to our Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix C (and, as a result, automatically convert each of our other series of outstanding preferred stock), provided that the amendment to our Amended and Restated Certificate with respect to Proposal 2a is filed with the Office of the Secretary of State of the State of Delaware and we consummate a public offering of shares of common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012; provided, however, that if such conditions are not met such consent shall be void and have no further force or effect (the “Series A Conversion Consent”).

Assuming (i) Proposal 2a is approved, (ii) Phoenix and Mr. Sassower deliver the Series A Conversion Consent, (iii) the amendment to our Amended and Restated Certificate of Incorporation with respect to Proposal 2a is filed with the Office of the Secretary of State of the State of Delaware and (iv) the Company consummates a public offering of at least $10 million in shares of our common stock by December 31, 2012, all of our shares of Series A Preferred Stock will convert into common stock, and as a result, each other series of our outstanding preferred stock (i.e. Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) will automatically be converted into common stock upon consummation of the offering at the conversion price then in effect with respect to such series.  If (i) Proposals 2a through 2d are approved, (ii) Phoenix and Mr. Sassower deliver the Series A Conversion Consent, (iii) the amendments to our Amended and Restated Certificate of Incorporation with respect to Proposals 2a-2d are filed with the Office of the Secretary of State of the State of Delaware, and (iv) we complete such public offering by December 31, 2012, each series of our outstanding preferred stock will automatically be converted into common stock at the reduced conversion prices set forth in this Proposal 2 and in the amendments contained in Appendix C to this proxy statement.  However, if (i) Proposal 2a is approved and Proposals 2b through 2d are not approved, (ii) Phoenix and Mr. Sassower deliver the Series A Conversion Consent, (iii) the amendment to our Amended and Restated Certificate of Incorporation with respect to Proposal 2a is filed with the office of the Secretary of State of the State of Delaware, and (iv) we consummate such proposed public offering, then each series of our outstanding preferred stock, other than our Series A Preferred Stock, will not be converted at the reduced conversion prices set forth in this Proposal 2 (and in the amendments contained in Appendix C) but instead will automatically be converted at the conversion prices currently in effect, subject to anti-dilution adjustments contained in our current Amended and Restated Certificate of Incorporation to give effect to the consummation of Proposal 2a.

The following table sets forth as of September 1, 2012 (i) the estimated number of shares of common stock outstanding and the estimated number of shares of common stock issuable upon conversion of each series of our outstanding preferred stock and percentage ownership on a fully-diluted basis and (ii) the pro forma number of shares of common stock outstanding and number of shares of common stock issuable upon conversion of each series of our outstanding preferred stock and percentage ownership of each such class of our outstanding securities assuming Proposal 2a is approved but Proposals 2b through 2d are not approved and each series, other than Series A Preferred Stock, is converted into common stock as of September 1, 2012 at the conversion prices currently in effect as provided in our Amended and Restated Certificate of Incorporation, subject to anti-dilution adjustments contained herein to give effect to the consummation of Proposal 2a.  The number of shares set forth in the table below does not give effect to the reverse stock split of our common stock discussed in Proposal 1.

Common Stock Estimated to be Outstanding as of September 1, 2012

Class of Securities	Estimated	Percentage	Pro Forma	Percentage

Common Stock	277,722,257	32.5%	277,722,257	17.2%
Common Stock Issuable Upon Conversion of:
Series A Preferred Stock	144,178,226	16.9%	822,195,598	50.8%
Series B Preferred Stock	16,949,466	2.0%	24,969,933	1.5%
Series C Preferred Stock	34,173,015	4.0%	52,230,806	3.2%
Series D Preferred Stock	381,883,006	44.7%	441,515,156	27.3%

The amendments contained in Proposals 2a-2d will provide that if a public offering of our common stock which provides at least $10 million in gross proceeds to the Company is not completed by December 31, 2012, then such amendments will no longer be effective.

The form of the amendments to our Amended and Restated Certificate of Incorporation with respect to Proposals 2a-2d is attached to this proxy statement as Appendix C.

Consequences If Any of Proposals 2a-2d Are Not Approved

The conversion of all of our outstanding shares of preferred stock into common stock is necessary for us to consummate the proposed firm-commitment underwritten public offering of our common stock.  Because we may not automatically convert our preferred stock into common stock and Phoenix and Mr. Sassower have expressed their unwillingness to exercise their optional conversion rights at the conversion prices currently in effect with respect to our outstanding series of preferred stock, we must provide an inducement to the holders of the preferred stock to convert.

As described above, Phoenix and Mr. Sassower, who together represent more than a majority of our Series A Preferred Stock, intend to deliver the Series A Conversion Consent and trigger a mandatory conversion of all shares of our Series A Preferred Stock if Proposal 2a is adopted. Under the terms of our Amended and Restated Certificate of Incorporation, if all of our shares of Series A Preferred Stock convert into common stock, then each series of our outstanding preferred stock will automatically convert into common stock even if Proposals 2b, 2c and 2d are not approved by a majority of the outstanding shares of each such series of preferred stock voting as a separate class and a majority of the voting power of our common and preferred stock and, as a result, are not adopted.  If Proposals 2b, 2c and/or 2d are not approved, the Series A Conversion Consent is delivered, we file the amendment to our Amended and Restated Certificate of Incorporation with respect to Proposal 2a and our Series A Preferred Stock converts into common stock in connection with our proposed public offering, then each such other corresponding series of our outstanding preferred stock (i.e., Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) will automatically convert at a conversion price that is higher than the conversion price proposed by the Company in this Proposal 2 (and such holders will thus receive fewer shares of common stock in connection with such conversion).  If Proposal 2a is not approved, we will in all likelihood abandon our proposed public offering and we may not be able to obtain adequate capital to expand our sales and marketing efforts, increase our product offerings and identify new market opportunities and relationships.

Material United States Federal Income Tax Consequences of Proposals 2A-2D

For a discussion of the tax consequences of Proposals 2a-2d, please see the section below entitled “Material U.S. Federal Income Tax Consequences of the Reverse Stock Split and Proposals 2A-2D.”

Board Discretion

If Proposal 2a is approved, we intend to file a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware with respect to any of Proposals 2a-2d that have been adopted immediately prior to the consummation of the proposed public offering.  Such certificate will become effective upon filing.  If Proposal 2a is not approved by the requisite vote of our stockholders or we otherwise abandon our proposed public offering, we do not intend to file such a certificate of amendment to our Amended and Restated Certificate of Incorporation, we will need to seek other means to raise capital and we may not be able to execute on our strategy and key initiatives.  Our Board of Directors reserves the right, notwithstanding stockholder approval of any of Proposals 2a-2d and without further action by our stockholders, to elect not to proceed with filing the amendment to our Amended and Restated Certificate of Incorporation if, at any time prior to filing the amendment to our Amended and Restated Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders.  Notwithstanding stockholder approval of any Proposals 2a-2d, our Board of Directors will not proceed with the filing of the amendment relating to any of Proposals 2a-2d if we have not received an effective Series A Conversion Consent.

Vote Required for Proposals 2a-2d

With respect to each of Proposals 2a-2d, the affirmative vote of the holders representing (i) a majority of the voting power of our common stock and preferred stock, voting together as a single class, and (ii) a majority of the outstanding shares of the series of preferred stock corresponding to the letter of the proposal, voting as a separate class, is required to approve that proposal.

Recommendation

Our Board of Directors recommends a vote “FOR” each of Proposals 2a-2d.

PROPOSAL 3

APPROVAL OF A SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH WILL INTEGRATE THE THEN-IN-EFFECT PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND WILL FURTHER AMEND THOSE PROVISIONS BY DECREASING OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The Board of Directors determined that it is advisable to decrease the number of authorized shares of common stock from 1,350,000,000 to 15,000,000 and the number of authorized shares of preferred stock from 150,000,000 to 5,000,000 assumming we complete our Reverse Stock Split and contemplated public offering.  Accordingly, Proposal 3 recommends the approval of a Second Amended and Restated Certificate of Incorporation, which will effectuate this decrease in the number of shares we are authorized to issue and integrate into such Second Amended and Restated Certificate of Incorporation all the then-in-effect provisions of our existing amended and restated certificate of incorporation.  This Second Amended and Restated Certificate of Incorporation will exclude all references to the four series of preferred stock currently included in Article Fifth, and will not be filed until such time as all of the outstanding shares of our preferred stock have been converted into common stock, such that no shares of preferred stock remain outstanding.  In light of the significant reduction in the number of outstanding shares of common stock that would result from the reverse stock split, the Board of Directors determined that having 15,000,000 shares of common stock authorized for issuance would, giving effect to the reverse stock split, provide the Company with a more consistent capital structure that may increase the likelihood of attracting investors and strategic partners to the Company.  Further, since the number of outstanding shares of our common stock will be significantly reduced (by a factor in the range of 1-for-325 to 1-for-425), significantly less authorized shares of common stock will likely be needed, even if we were to desire to effect any stock splits or stock dividends, use shares in connection with any strategic ventures or make acquisitions or raise equity capital. Finally, reducing the authorized shares of common stock will not impede our operations or goals, and, based on current rates, may result in annual savings of franchise taxes.  Holders of our common stock do not have any cumulative voting rights or any pre-emptive rights.  Similarly, in light of the anticipated conversion of all outstanding shares of preferred stock in connection with the contemplated public offering, the Board of Directors determined that having 5,000,000 shares of preferred stock authorized for issuance would be sufficient for the Company.  The form of the Second Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix D.

If Proposal 3 is adopted and effected, our Second Amended and Restated Certificate of Incorporation will permit us to issue, without any further vote or action by the shareholders, up to 5,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation, powers, preferences and rights, and any qualifications, limitations or restrictions thereof, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control. For example, we could issue shares of preferred stock that may, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could also be privately placed with purchasers favorable to the Board of Directors in opposing such actions. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of our common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should the Board of Directors consider the action of such entity or person not to be in the best interest of our shareholders and could be used to entrench current management or deter an attempt to replace the Board of Directors.

We have no current intent or plans to employ our preferred stock as an anti-takeover device and do not have any current plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

Board Discretion

If Proposal 3 is approved, we intend to file a Second Amended and Restated Certificate of Incorporation of the Company promptly following the conversion of all of our outstanding preferred stock, and such certificate will become effective upon filing.  We will not file the Second Amended and Restated Certificate of Incorporation, and therefor Proposal 3 will not take effect, unless all outstanding shares of all four series of our preferred stock have first converted into common stock and there is no longer any preferred stock outstanding and we have effected our reverse stock split.  Following such conversion, we will make appropriate filings under Delaware law to retire and eliminate such shares.  In addition, we will not file the Second Amended and Restated Certificate of Incorporation if Proposal 3 is not approved by the requisite vote of our stockholders.  If Proposal 3 is not approved by the requisite vote of our stockholders, we will not file such a Second Amended and Restated Certificate of Incorporation.  Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposal 3 and without further action by our stockholders, to elect not to proceed with filing the Second Amended and Restated Certificate of Incorporation if, at any time prior to filing the Second Amended and Restated Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of the stockholders.

Consequences if Proposal 3 is Not Approved

The consummation of the contemplated public offering is not contingent upon the approval of Proposal 3.  If Proposal 3 is not approved, we will continue to have 1,350,000,000 shares of authorized common stock, and 150,000,000 shares of authorized preferred stock.

Vote Required for Proposal 3

With respect to Proposal 3, the affirmative vote of the holders representing (i) a majority of the voting power of our common stock and preferred stock, voting together as a single class, and (ii) a majority of the outstanding shares of our common stock, voting as a separate class, is required to approve that Proposal.

Recommendation

Our Board of Directors recommends a vote “FOR” Proposal 3.

PROPOSAL 4

ADJOURNMENT OF THE SPECIAL MEETING

In the event that there are insufficient votes, in person or represented by proxy, at the time of the special meeting to approve the Amendment Proposals, the Board of Directors may move to adjourn the special meeting, if necessary or advisable, in order to enable the Board of Directors to solicit additional proxies in favor of the approval of the Amendment Proposals.  In that event, the Board of Directors will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required for Proposal 4

Approval of the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies requires the majority of the votes cast affirmatively or negatively.

Recommendation

Our Board of Directors recommends a vote “FOR” Proposal 4.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT
AND PROPOSALS 2A-2D

The following discussion summarizes the material U.S. federal income tax consequences of the reverse stock split of our common stock and the amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d to holders of our capital stock.  This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended or “the Code,” the U.S. Treasury Regulations promulgated under the Code and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect.  Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of our capital stock hold their shares as capital assets within the meaning of section 1221 of the Code (generally, property held for investment).  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of our capital stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our capital stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired our capital stock through the exercise of options or otherwise as compensation, holders who hold our capital stock as part of a hedge, straddle, constructive sale or conversion transaction, or U.S. holders whose functional currency is not the U.S. dollar.  This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder of our capital stock.

The U.S. federal income tax consequences of the reverse stock split of our common stock and the amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d for a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) will generally depend on the status of the partner and the activities of the partnership. Partners in partnerships should consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the reverse stock split of our common stock and the amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the reverse stock split of our common stock and the amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d to holders of our capital stock.  We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the reverse stock split of our common stock and the amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d.  The U.S. federal income tax laws are complex and subject to varying interpretation, and we have not and do not expect to seek a ruling from the Internal Revenue Service, or the IRS, nor an opinion of tax counsel regarding any of the U.S. federal income tax consequences described herein.  Accordingly, the IRS may not agree with the tax consequences described in this document.

For purposes of this discussion, the term “U.S. holder” means a holder of record of our capital stock that is, for U.S. federal income tax purposes:

• an individual citizen or resident of the United States,

• a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

• an estate the income of which is subject to U.S. federal income tax regardless of its source, or

• a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” is a holder of our capital stock (other than a partnership) that is not a U.S. holder.

U.S. Holders

Reverse Stock Split

We believe that the reverse stock split of our common stock, whether treated separately or as part of one overall transaction that also includes the amendments to the Amended and Restated Certificate of Incorporation under Proposals 2a-2d, should qualify as a “recapitalization” for U.S. federal income tax purposes.  Accordingly, a U.S. holder should not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).  Further, a U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares should equal the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged that is allocated to any fractional share for which cash is received, and such holder’s holding period for the post-reverse stock split shares should include the period during which such stockholder held the pre-reverse stock split shares surrendered therefor.  U.S. holders should consult their tax advisors as to application of the foregoing rules where shares of our common stock were acquired at different times or at different prices.

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares should be treated as having received the fractional share pursuant to the reverse stock split and then as having exchanged the fractional share for cash in a redemption.  In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares allocable to such fractional share.  Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in our Company resulting from the reverse stock split (taking into account for this purpose shares of our common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances.  The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.  If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d

We believe that the amendments to our Amended and Restated Certificate of Incorporation under Proposals 2a-2d should, whether treated separately or as part of one overall transaction that also includes the reverse stock split of our common stock, also constitute a “recapitalization” for U.S. federal income tax purposes.  Accordingly, a U.S. holder of shares of a series of our outstanding preferred stock should recognize no gain or loss as a result of the amendments.  Further, a U.S. holder’s aggregate tax basis in his, her, or its post-amendment shares of our preferred stock should be equal to the aggregate tax basis in the corresponding pre-amendment shares, and such holder’s holding period for the post-amendment shares should include the period during which such holder held the corresponding pre-amendment shares.  U.S. holders should consult their tax advisors as to application of the foregoing rules where a U.S. holder holds more than one series of shares of our preferred stock or shares of our preferred stock were acquired at different times or at different prices.

Non-U.S. Holders

If the reverse stock split and the amendments to the Amended and Restated Certificate of Incorporation under Proposals 2a-2d, whether treated separately or as part of one overall transaction, constitute recapitalizations (as described above under the caption “U.S. Holders”),  non-U.S. holders should similarly not recognize gain or loss for U.S. federal income tax purposes upon the reverse stock split and such amendments (except to the extent of cash received in lieu of a fractional share).

If a non-U.S. holder receives cash in lieu of a fractional share, a non-U.S. holder generally should not be required to pay U.S. federal income tax on any gain realized upon surrender of pre-reverse split shares for post-reverse split shares unless:

•
the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder will be required to pay tax on the net gain derived from the exchange of pre-reverse stock split shares for post-reverse stock split shares (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty; or

•
the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the of pre-reverse stock split shares for post-reverse stock split shares occurs and certain other conditions are met, in which case the non-U.S. holder will be required to pay a flat 30% tax on the gain derived from the exchange of pre-reverse stock split shares for post-reverse stock split shares, which tax may be offset by U.S. source capital losses (even though the non-U.S. holder is not considered a resident of the U.S.) subject to applicable income tax or other treaties providing otherwise.

A non-U.S. holder should consult his, her or its tax advisor if the cash received in lieu of fractional shares does not constitute a “meaningful reduction” in interest, as described above.

Information Reporting and Backup Withholding

            Cash payments received by a U.S. holder of our capital stock pursuant to the reverse stock split may be subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28 percent) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Cash payments received by a non-U.S. holder of our capital stock pursuant to the reverse stock split may be subject to additional information reporting and backup withholding at the applicable rate (currently 28 percent) unless the non-U.S. holder establishes an exemption, for example by properly certifying its non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8.  Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld.  If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain actual and pro forma information regarding the beneficial ownership of our capital stock as of August 2, 2012 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our “named executive officers” and (iv) our directors and executive officers as a group. The pro forma information gives effect to the consummation of a 1-for-375 reverse stock split (the midpoint of the proposed range of 1-for-325 and 1-for-425) and the conversion of all of our preferred stock into common stock at the conversion prices provided in Proposal 2, as if such transactions were completed on August 2, 2012.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  For purposes of determining the applicable percentage of ownership of our common stock, we have assumed that each series of our outstanding convertible preferred stock has been converted in full into common stock.  All share ownership figures include shares of our common stock issuable upon securities convertible or exchangeable into shares of our common stock within sixty (60) days of August 2, 2012, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

All share information included under this “Security Ownership of Certain Beneficial Owners and Management” heading other than the “Pro Form Common Stock Beneficially Owned” column below does not give effect to the approval of the proposed reverse stock split (Proposal 1) or the conversion of all our preferred stock to common stock following the approval of Proposals 2a through 2d.

				Series A Preferred Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned		Series C Preferred Stock Beneficially Owned			Series D Preferred Stock Beneficially Owned			Pro Forma Common Stock Beneficially Owned
	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares(2)		Percentage of Class(3)	Number of Shares of Series A Preferred Stock		Percentage of Class(4)	Number Of Shares of Series B Preferred Stock	Percentage of Class(5)	Number of Shares of Series C Preferred Stock		Percentage of Class(6)	Number of Shares of Series D Preferred Stock		Percentage of Class(7)	Number of Shares(8)	Percentage of Class
Philip S. Sassower	376,933,466	(9)	42.2%	44,708,384	(22)	71.1%	—	—	4,320,000	(25)	25.3%	5,097,064	(29)	34.2%	1,120,696,666	44.9%
Mark Holleran	10,128,532	(10)	1.2%	—		—	—	—	—		—	56,125		*	12,189,913	*
Michael J. Rapisand	5,070,137	(11)	*	147,059		*	—	—	—		—	33,675		*	7,892,818	*
Brian E. Usher-Jones	6,756,330	(12)	*	—		—	—	—	—		—	123,514		*	11,292,801	*
Andrea Goren	251,055,949	(13)	28.8%	31,032,014	(23)	49.4%	—	—	3,520,000	(26)	20.6%	2,502,849	(30)	16.8%	738,271,311	29.8%
Thomas F. Leonardis	1,474,014	(14)	*	—		—	—	—	—		—	10,167		*	1,847,432	*
Kent Misemer	4,759,175	(15)	*	—		—	—	—	—		—	190,367	(31)	1.3%	11,751,049	*
F. Ben Irwin	1,204,175	(16)	—	—		—	—	—	—		—	10,167		*	1,577,593	*
Phoenix Venture Fund LLC	232,548,877	(17)	27.0%	31,032,014	(23)	49.4%	—	—	3,320,000	(27)	19.4%	2,284,084	(32)	15.3%	708,283,490	28.8%
110 East 59th Street
New York, NY 10022
Alex and James Goren	72,832,035	(18)	8.7%	4,357,708	(24)	6.9%	—	—	800,000	(28)	4.7%	1,398,998	(33)	9.4%	184,991,018	7.6%
150 East 52nd Street
New York, NY 10022
Leonard Pearlman, JAM Capital Assoc. LLC and New Giles LLC	20,882,175	(19)	2.5%	1,130,137		1.8%	—	—	1,000,000		5.9%	318,389		2.1%	61,992,551	2.6%
112 W 56th
New York, NY 10019
William Freas	11,010,724		1.3%	—		—	2,941,177	38.0%	—		—	—		—	43,024,892	1.8%
c/o Joseph Gunnar & Co.
30 Broad Street
New York, NY 10004
James J. O’Donnell	33,706,590	(20)	4.0%	780,655		1.2%	—	—	900,000		5.3%	691,199		4.6%	83,018,010	3.4%
845 UN Plaza
New York, NY 10017
Hamir Realty Co.	4,879,895		*	—		—	—	—	1,070,000		6.3%	—		—	23,315,250	1.0%
12 E 49th
New York, NY 10017
Fifty-Ninth Street Investors LLC	4,348,245		*	—		—	—	—	1,000,000		5.9%	—		—	21,577,549	*
110 E 59th Street
New York, NY 10022
Ross Irvine	4,667,783		*	—		—	1,000,000	12.9%	200,000		1.2%	—		—	18,998,459	*
c/o Sky Capital LLC
110 Wall Street
New York, NY 10005
All directors and executive officers as a group (9 persons)(21)	415,436,598		44.9%	44,855,443		71.3%	—	—	4,520,000		26.5%	5,613,655		37.7%	1,183,205,069	46.8%

*Represents less than 1% of class or combined classes.

(1)
Except as otherwise indicated above, the address of each stockholder identified is c/o Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin, Texas 78728. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

(2)
Shares issuable pursuant to options and warrants that are exercisable, or convertible securities that are convertible, within 60 days of August 2, 2012 are deemed outstanding for the purposes of computing the percentage of shares owned by the beneficial owner, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

(3)
Based upon 824,559,564 shares of our common stock, including 256,766,406 shares outstanding as of August 2, 2012 and assuming the conversion of 62,873,781 shares of our Series A Preferred Stock that are convertible into common stock at a conversion ratio of approximately 2.2931 as of August 2, 2012, 7,732,040 shares of our Series B Preferred Stock that are convertible into common stock at a conversion ratio of approximately 2.1921 as of August 2, 2012, 17,074,000 shares of  our Series C Preferred Stock that is convertible into common stock at a conversion ratio of 2.0015 as of August 2, 2012 and 14,899,698 shares of our Series D Preferred Stock that are convertible into common stock at a conversion ratio of 25 as of August 2, 2012, each issued and outstanding as of August 2, 2012. The shares of our preferred stock vote with our common stock on an as converted basis.

(4)	Based on 62,873,781 shares of Series A Preferred Stock issued and outstanding as of August 2, 2012.

(5)	Based on 7,732,040 shares of Series B Preferred Stock issued and outstanding as of August 2, 2012.

(6)	Based on 17,074,000 shares of Series C Preferred Stock issued and outstanding as of August 2, 2012.

(7)	Based on 14,899,698 shares of Series D Preferred Stock issued and outstanding as of August 2, 2012.

(8)
Gives effect to (i) our proposed reverse stock split assuming such stock split is consummated at 1-for-375 (the midpoint of the proposed range of 1-for-325 and 1-for-425) and (ii) the proposed conversion of all our preferred stock into common stock assuming each of Proposals 2a-2d are approved.

(9)
Includes 19,502,041 shares of common stock issuable upon conversion of shares of Series A Preferred Stock, 2,001,465 shares of common stock issuable upon conversion of shares of Series C Preferred Stock and 43,042,600 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Sassower, 11,450,000 shares of common stock that Mr. Sassower has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012, 1,219,839 shares of common stock that Mr. Sassower has the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012, 2,506,455 shares of common stock owned of record, 11,859,756 shares of common stock issuable upon conversion of shares of Series A Preferred Stock and 23,469,250 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Phoenix Enterprises Family Fund, LLC, an entity controlled by Mr. Sassower, 9,936,250 shares of common stock that Phoenix Enterprises Family Fund LLC has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012, 3,812,650 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share voting and dispositive power,  and 10,750,000 shares of common stock that SG Phoenix LLC has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012. Also includes 232,548,877 shares of common stock beneficially owned by Phoenix, for which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(10)
Includes 6,500,000 shares of common stock that Mr. Holleran has the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012, 1,250,000 shares of common stock that Mr. Holleran has the right to acquire upon exercise of an outstanding warrant within 60 days after August 2, 2012 and 1,403,125 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Holleran.

(11)
Includes 2,500,000 shares of common stock that Mr. Rapisand has the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012, 750,000 shares of common stock that Mr. Rapisand has the right to acquire upon exercise of an outstanding warrant within 60 days after August 2, 2012, 337,227 shares of common stock issuable upon conversion of shares of Series A Preferred Stock owned of record by Mr. Rapisand and 841,875 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Rapisand.

(12)
Includes 1,168,480 shares of common stock that Mr. Usher-Jones has the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012, 2,500,000 shares of common stock that Mr. Usher-Jones has the right to acquire upon exercise of an outstanding warrant within 60 days after August 2, 2012 and 3,087,850 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Usher-Jones.

(13)
Includes 407,815 shares of common stock owned of record, 400,293 shares of common stock issuable upon conversion of shares of Series C Preferred Stock and 1,402,300 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Andax, LLC, for which Mr. Goren is the manager, 250,000 shares of common stock that Andax LLC has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012, 1,219,839 shares of common stock that Mr. Goren has the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012, 3,812,650 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share voting and dispositive power,  and 10,750,000 shares of common stock that SG Phoenix LLC has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012. Also includes 232,548,877 shares of common stock beneficially owned by Phoenix, for which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Goren disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(14)
Includes 1,219,839 shares of common stock that Mr. Leonardis has the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012 and 254,175 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Leonardis.

(15)
Includes 101,650 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Misemer and 4,657,525 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by The Kent A. Misemer Revocable Trust (12/24/92), for which Mr. Misemer is a trustee.

(16)
Includes 950,000 shares of common stock that Mr. Irwin has the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012 and 254,175 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Irwin.

(17)
Includes 35,340,000 shares of common stock that Phoenix has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012, 71,160,676 shares of common stock issuable upon conversion of shares of Series A Preferred Stock, 6,644,864 shares of common stock issuable upon conversion of shares of Series C Preferred Stock and 57,102,100 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Phoenix. Voting and dispositive power over these shares is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix, except to the extent of their respective pecuniary interest, if any, in such shares.

(18)
Consists of 10,351,084 shares of common stock owned of record, 7,474,993 shares of common stock issuable upon conversion of shares of Series A Preferred Stock owned of record, 1,601,172 shares of common stock issuable upon conversion of shares of Series C Preferred Stock and 34,974,950 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by JAG Multi Investment LLC, 13,086,250 shares of common stock that JAG Multi Investment LLC has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012 and 2,825,755 shares of common stock owned of record and 2,517,831 shares of common stock issuable upon conversion of shares of Series A Preferred Stock owned of record by Goren Brothers LP. Voting and dispositive power over these shares is held equally by Alex Goren and James Goren.

(19)
Includes 2,795,000 shares of common stock that Mr. Pearlman and JAM Capital Associates LLC, an entity controlled by Mr. Pearlman, have the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012, 2,591,560 shares of common stock issuable upon conversion of shares of Series A Preferred Stock owned of record by Mr. Pearlman 2,001,465 shares of common stock issuable upon conversion of shares of Series C Preferred Stock owned of record by Mr. Pearlman and 7,959,725 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. Pearlman and JAM Capital Associates LLC.

(20)
Includes 8,200,000 shares of common stock that Mr. O’Donnell has the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012, 1,790,149 shares of common stock issuable upon conversion of shares of Series A Preferred Stock, 1,801,319 shares of common stock issuable upon conversion of shares of Series C Preferred Stock and 17,279,975 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by Mr. O’Donnell.

(21)
Includes 18,111,330 shares of common stock our directors and executive officers have the right to acquire upon exercise of outstanding options within 60 days after August 2, 2012, 35,136,250 shares of common stock our directors and executive officers have the right to acquire upon exercise of outstanding warrants within 60 days after August 2, 2012, 31,699,024 shares of common stock issuable upon conversion of shares of Series A Preferred Stock owned of record by our directors and executive officers, or entities controlled by them, 2,401,758 shares of common stock issuable upon conversion of shares of Series C Preferred Stock owned of record by our directors and executive officers, or entities controlled by them and 83,239,275 shares of common stock issuable upon conversion of shares of Series D Preferred Stock owned of record by our directors and executive officers, or entities controlled by them. Also includes 232,548,877 shares of common stock beneficially owned by Phoenix, in which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Sassower and Mr. Goren each disclaim any beneficial ownership of the shares held by Phoenix, except to the extent of their respective pecuniary interest, if any, in such shares.

(22)
Includes 5,171,847 shares of Series A Preferred Stock owned of record by Phoenix Enterprises Family Fund, LLC, an entity controlled by Mr. Sassower. Also includes 31,032,014 shares of Series A Preferred Stock owned of record by Phoenix, in which Mr. Sassower is the co-manager of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(23)
Consists of 31,032,014 shares of Series A Preferred Stock owned of record by Phoenix. Voting and dispositive power over these shares is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix, except to the extent of their respective pecuniary interest, if any, in such shares.

(24)
Consists of 3,259,723 shares of Series A Preferred Stock owned of record by JAG Multi Investment LLC and 1,097,985 shares of Series A Preferred Stock owned of record by Goren Brothers LP. Voting and dispositive power over these shares is held equally by Alex Goren and James Goren.

(25)
Consists of 3,320,000 shares of Series C Preferred Stock owned of record by Phoenix, for which Mr. Sassower is the co-manager of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(26)
Consists of 200,000 shares of Series C Preferred Stock owned of record by Andax LLC, for which Mr. Goren is the manager. Also includes 3,320,000 shares of Series C Preferred Stock owned of record by Phoenix, for which Mr. Goren is the co-manager of the managing member. Mr. Goren disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(27)
Consists of 3,320,000 shares of Series C Preferred Stock owned of record by Phoenix. Voting and dispositive power over these shares is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix, except to the extent of their respective pecuniary interest, if any, in such shares.

(28)	Consists of 800,000 shares of Series C Preferred Stock owned of record by JAG Multi Investment LLC. Voting and dispositive power over these shares is held equally by Alex Goren and James Goren.

(29)
Includes 938,770 shares of Series D Preferred Stock owned of record by Phoenix Enterprises Family Fund, LLC, an entity controlled by Mr. Sassower, and 152,506 shares of Series D Preferred Stock owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share voting and dispositive power. Also includes 2,284,084 shares of Series D Preferred Stock owned of record by Phoenix, for which Mr. Sassower is the co-manager of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(30)
Consists of 56,092 shares of Series D Preferred Stock owned of record by Andax LLC, for which Mr. Goren is the manager, and 152,506 shares of Series D Preferred Stock owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share voting and dispositive power. Also includes 2,284,084 shares of Series D Preferred Stock owned of record by Phoenix, for which Mr. Goren is the co-manager of the managing member. Mr. Goren disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(31)	Consists of 186,301 shares of Series D Preferred Stock owned of record by The Kent A. Misemer Revocable Trust (12/24/92), for which Mr. Misemer is a trustee.

(32)
Consists of 2,284,084 shares of Series D Preferred Stock owned of record by Phoenix. Voting and dispositive power over these shares held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix, except to the extent of their respective pecuniary interest, if any, in such shares.

(33)	Consists of 1,398,998 shares of Series D Preferred Stock owned of record by JAG Multi Investment LLC. Voting and dispositive power over these shares is held equally by Alex Goren and James Goren.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and other equity securities with the SEC on a timely basis.  Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, we believe all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed on a timely basis all such required reports during and with respect to our 2011 fiscal year except for one late Form 4 filing for Phoenix Venture Fund LLC.

ANNUAL REPORT; INCORPORATION BY REFERENCE

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, containing audited financial statements for the years ended March 31, 2011 and March 31, 2012, is being delivered to our stockholders of record with this proxy statement.  Upon written request, we will send to stockholders of record, without charge, additional copies of our Annual Report on Form 10-K (without exhibits) and additional copies of this proxy statement, each of which we have filed with the SEC. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send to stockholders of record for the fiscal year ended March 31, 2012, copies of any exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 filed with the SEC. All written requests should be directed to the Corporate Secretary of our Company at our address set forth referred to in the Notice of Internet Availability. We incorporate by reference into this proxy statement Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Item 8 (Financial Statements) of our Annual Report on Form 10-K.

FORWARD-LOOKING STATEMENTS

From time to time, we may provide information, whether orally or in writing, including certain statements in this proxy statement, which are deemed to be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, or the “Litigation Reform Act”. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “believe,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended or using other similar expressions. We do not intend to update these forward-looking statements, except as required by law.

In accordance with the provisions of the Litigation Reform Act, we are making you aware that such forward-looking statements, because they relate to future events and are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this proxy statement and other public statements we make. Such factors are discussed in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where our reports, proxy and information statements and other information regarding our Company may be obtained free of charge.

OTHER MATTERS

        As of the date of this proxy statement, our Board of Directors knows of no other matters which will be acted upon at the Special Meeting. If any other matters are presented for action at the Special Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

Michael J. Rapisand

Corporate Secretary and Chief Financial Officer

Austin, Texas
August 8, 2012

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY BY INTERNET, BY TELEPHONE OR BY MAIL AS SOON AS POSSIBLE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

APPENDIX A

FAIRNESS OPINION OF THE MCLEAN VALUATION SERVICES GROUP AUSTIN, LLC

The McLean Group
Investment Bankers to the Middle Market

Austin Office:
401 Congress Avenue
Suite 1540
Austin, TX 78701

512.687.3485 main
512.687.3499 fax

Headquarters Office:
7900 Westpark Drive
Suite A320
McLean, VA 22102

703.827.0200 main
703.827.0175 fax
www.mcleanllc.com

July 24, 2012

Special Committee of the Board of Directors
Xplore Technologies Corp.
14000 Summit Drive - Suite 900
Austin, TX 78728

Re: Fairness Opinion Regarding the Proposed Recapitalization

To the Members of the Special Committee:

We have been engaged by the Special Committee of the Board of Directors (the "Special Committee") of Xplore Technologies Corp. (the "Company") to provide certain financial advisory services in connection with the proposed recapitalization of the Company.

Specifically, our analysis is focused on the Company's plans to effectuate a reverse stock split and subsequently convert its preferred shares into common shares (collectively referred to as the "Transactions").

Overview of Transactions

It is our understanding that the Company plans a $10 million public offering of its common stock and uplisting to the NASDAQ. As part of this process, the Company is simplifying its capital structure. Before the offering occurs, a reverse stock split of all outstanding common shares will occur. The Company also plans to convert its preferred shares into common shares to meet NASDAQ guidelines and institutional fund objectives.

The goal of the reverse stock split is to achieve a market price of at least $5.00, to take effect before the closing of the public offering. As part of the reverse stock split, the Company plans to acquire any fractional common shares based on the closing price as of the date of the filing of the charter amendment implementing the reverse stock split. For purposes of our opinion, we are assuming that the price to be paid will be the trading price as of the date of the filing, assuming that the price is at least $0.01.

Approximately 11.2% of the post-conversion common shares will be allocated to the pre-conversion common stockholders and the preferred stock will be converted into common shares at the following prices:

- Series A - $0.0260
- Series B - $0.0260
- Series C - $0.0260
- Series D[1] - $0.0162 (gives the Series D 38.1% of the post-conversion shares)

[1] - Includes Series D Restricted Stock.

Securities transactions are cleared through The McLean Group's affiliate, McLean Securities LLC, a registered broker dealer with FINRA and member SIPC.

The McLean Group
Investment Banking

Our Procedures

You have requested us to render an independent opinion as to the fairness, from a financial point of view, of: i) the conversion of the preferred shares into common shares to the pre-conversion holders of the Company's common shares in their capacity as common stockholders (without regard to their holdings of preferred shares) and ii) the consideration to be paid to the Company's minority common stockholders receiving cash in lieu of issuing fractional shares in connection with the reverse split.

In performing our analysis and in arriving at our opinion, we have reviewed such information and taken into consideration such financial and economic factors as we deemed to be relevant under the circumstances. As part of our procedures, we have, among other things:

- Reviewed certain internal information, primarily financial in nature, concerning the business and operations of the Company, prepared and provided to us by the Company's management, including the Company's financial results, historical financial results, financial forecasts and other information as of March 31, 2012 and June 30, 2012;
- Discussed the provided internal business, financial, and operating information with members of the Company's senior management;
- Considered industry, economic, and market conditions;
- Performed certain business valuation methodologies, including a market-based analysis, which included a guideline public company analysis and an analysis of comparable company transactions, an income-based analysis, which included a discounted cash flow analysis of the Company's future earnings potential, and an equity allocation analysis, which included an option pricing analysis of the various security classes; and
- Reviewed Aegis Capital's presentation to the Special Committee, which summarized the Transactions, and the Company's draft preliminary proxy statement for a special meeting of its stockholders, dated July 20, 2012 (the "Proxy Statement").

Management Representations

In connection with our review, we have relied on and assumed the accuracy and completeness of the historical financial statements, forecasts of future operations, and other financial data provided by management and other third parties. We did not audit, compile, or review those financial statements, forecasts, or financial data, nor will we express an opinion or any form of assurance on them. We express no view with respect to such financial information, analyses, and assumptions. We have made no independent investigation of any legal matters. We have not provided any accounting advice to the parties to the Transactions regarding the accounting and tax consequences of the Transactions. We have not attempted to confirm whether or not all assets of the business are free and clear of liens and encumbrances, or that the Company has good title to all assets. Therefore, our engagement cannot be relied on to disclose errors, irregularities, or illegal acts, including fraud or other defalcations that may exist. We take no responsibility for the underlying data presented or relied upon in our analysis. We have relied upon the representations of the Company's management that it was not aware of any facts that would make the information provided to us incomplete or misleading.

Page 2 of 4

The McLean Group Investment Banking

Management Responsibilities

By completing our procedures and rendering our opinion on the fairness of the Transactions, from a financial point of view, we are not providing a recommendation to the Special Committee, the Company, or its stockholders as to whether they should approve or complete the Transactions. Our opinion is only one factor to consider in the process of analyzing the contemplated Transactions. Our opinion will not, in any manner, address the Company's underlying business decision to proceed with or effect the Transactions. Our opinion does not cover the procedural fairness or prudence of the Transactions.

We also are not opining as to whether the Transactions are fair from a legal point of view. It is the responsibility of the Company's Board of Directors to decide whether consummating the Transactions is the appropriate business decision, and it is the responsibility of the Company's legal counsel to advise on legal matters.

Our Independence

The McLean Valuation Services Group Austin, LLC ("The McLean Valuation Services Group") has no present or contemplated financial interest in any party to the Transactions. Our fees for this engagement are in no way contingent upon our opinion. We have no responsibility to update this opinion for events and circumstances occurring subsequent to the date of this letter. Throughout the course of our analysis, we have considered the cost and benefit to obtain the supporting information, and by working closely with management, we have applied the most practical information that was readily available.

FINRA Rule 2290 Disclosures

The McLean Valuation Services Group is not a registered broker/dealer and is not subject to The Financial Industry Regulatory Authority's ("FINRA's") rules and regulations. The McLean Valuation Services Group's affiliate, McLean Securities, is a FINRA registered broker/dealer. Regardless, we have followed the recommended disclosures and internal procedures as outlined in FINRA's Rule 2290. Accordingly, we make the following disclosures:

- Neither The McLean Valuation Services Group nor any of its affiliates will receive any compensation contingent on the successful completion of the Transactions for acting as a financial advisor to any party to any of the Transactions or otherwise;
- Neither The McLean Valuation Services Group nor any of its affiliates have had a material relationship involving a payment or other expected receipt of compensation from the Company during the last two years;
- Neither The McLean Valuation Services Group nor any of its affiliates have independently verified or audited any information supplied to us during our engagement;
- The analysis we performed and the resulting fairness opinion does not express an opinion about the fairness of the employment compensation to any of the Company's insiders or its advisors; and
- The fairness opinion was approved and issued by The McLean Valuation Services Group's fairness committee.

Page 3 of 4

Our Opinion

Based on the terms of the Transactions and based on our analytical procedures and qualitative analysis, it is our opinion that the consideration to be paid to the common stockholders receiving cash in lieu of issuing fractional shares in the reverse stock split is fair, from a financial point of view. In addition, the conversion of the preferred shares into common shares is fair, from a financial point of view, to the pre-conversion holders of the Company's common shares in their capacity as common stockholders (without regard to their holdings of preferred shares).

Limiting Conditions

Our opinion has been prepared at the request and for the information of the Special Committee of the Board of Directors and the Board of Directors of the Company, and shall not be used for any other purpose or disclosed to any other party without the prior written consent of The McLean Valuation Services Group, LLC; we understand that this letter may be reproduced in full and included in the Proxy Statement filed with the U.S. Securities and Exchange Commission, any additional preliminary proxy statements related to the Transactions and the final version of the definitive proxy statement to be sent to the Company's stockholders.

Our opinion is based on the information that was made available to us as of the date of this letter. We have no responsibility to update our analysis or our opinion based on events, circumstances, changes to the proposed terms of the Transactions, or other information that is available subsequent to the date of this letter.

The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of comparative and financial analysis and the application of those methods to different circumstances. Therefore, such an opinion does not readily lend itself to a complete description in summary form. Furthermore, in arriving at its opinion, The McLean Valuation Services Group did not attribute any particular weight to any analysis or factor considered. Selecting any portion of the analyses, without considering all parts of the analyses, would create an incomplete view of the process underlying the opinion. Valuation of proposed transactions is an imprecise science and reasonable people can differ in their assessments of value.

Users of this opinion should be aware that valuation analysis is in part based on future earnings potential that may or may not materialize. Therefore, the actual results achieved during the forecast period will vary from the projections used in the valuation, and the variations may be material. While The McLean Valuation Services Group does not purport to be a guarantor of value, it has performed conceptually sound and commonly accepted methods of valuation in combination with its transaction experience and expertise in assessing the fairness of the Transactions.

Sincerely,

THE MCLEAN VALUATION SERVICES GROUP AUSTIN, LLC

The McLean Valuation Services Group Austin, LLC

Page 4 of 4

APPENDIX B

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XPLORE TECHNOLOGIES CORP.

Pursuant to Section 242 of the Delaware General Corporation Law, Xplore Technologies Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following new paragraph at the end thereof:

“Upon the effectiveness of the Certificate of Amendment of this Amended and Restated Certificate of Incorporation containing this sentence (the “Effective Time”), each 325 to 425 shares of the common stock, par value $.001 per share, of the Corporation issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be reclassified and combined into 1 share of common stock, par value $.001 per share, of the Corporation (the “New Common Stock”), the exact ratio within the 325-425 range to be determined by the Board of Directors of the Corporation or a committee thereof prior to the Effective Time and set forth in a written resolution filed with the minutes of such body and made available to any stockholder upon written request therefor (the “Reverse Stock Split”).  Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon the surrender of the certificate for such Old Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Old Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) a new certificate representing the number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined.”

SECOND:  On ●, 2012, the Board of Directors of the Corporation or a committee thereof determined that each ● shares of the Old Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock.

THIRD:  The forgoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this __ day of __________, 20__.

XPLORE TECHNOLOGIES CORP.

By:
Name: Michael J. Rapisand
Title: Corporate Secretary and Chief Financial Officer

B-2

APPENDIX C

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XPLORE TECHNOLOGIES CORP.

Pursuant to Section 242 of the Delaware General Corporation Law, Xplore Technologies Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:1  The penultimate sentence of Article FIFTH, Section A, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The "Series A Conversion Price" as of the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0260 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment); provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series A Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

SECOND:  Article FIFTH, Section A, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series A Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

THIRD:2  The penultimate sentence of Article FIFTH, Section B, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The "Series B Conversion Price" as of the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0260 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment) provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series B Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

1 Amendments in Articles First and Second will be effected if Proposal 2a is adopted.
2 Amendments in Articles Third and Fourth will be effected if Proposal 2b is adopted.
3 Amendments in Articles Fifth and Sixth will be effected if Proposal 2c is adopted.
4 Amendments in Articles Seventh and Eighth will be effected if Proposal 2d is adopted.

FOURTH:  Article FIFTH, Section B, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series B Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

FIFTH:3  The penultimate sentence of Article FIFTH, Section C, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The "Series C Conversion Price" as of the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0260 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment) provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series C Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

SIXTH:  Article FIFTH, Section C, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series C Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

SEVENTH:  The penultimate sentence of Article FIFTH, Section D, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and in restated in its entirety as follows:

“The "Series D Conversion Price" as of the filing of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0162 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment) provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series D Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

EIGHTH:4  Article FIFTH, Section D, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series D Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

NINTH: The foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this __ day of _____, 20__.

XPLORE TECHNOLOGIES CORP.

By:
Name: Michael J. Rapisand
Title: Corporate Secretary and Chief Financial Officer

APPENDIX D

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

XPLORE TECHNOLOGIES CORP.

(Originally incorporated on June 20, 2007)

Xplore Technologies Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.           That the Corporation was incorporated upon the filing of its original certificate of incorporation on June 20, 2007.

2.           That the Board of Directors and the stockholders of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, duly adopted the amendment and restatement to the Corporation’s certificate of incorporation as follows:

FIRST:                     The name of the Corporation is Xplore Technologies Corp.

SECOND:                The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.  The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

THIRD:                    The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                 The total number of shares of stock which the Corporation is authorized to issue is Twenty Million (20,000,000) shares of capital stock consisting of: (i) Fifteen Million (15,000,000) shares of common stock, $.001 par value (the “Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value (the “Preferred Stock”).

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation (as defined below) relating to any series of Preferred Stock).

FIFTH:                      The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is expressly authorized, subject to any limitations prescribed by law, to provide for the issue of all or any of the shares of the Preferred Stock in one or more series and to file a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”) to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the outstanding shares of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.  The authority of the Board of Directors with respect to each additional series shall include, but not be limited to, determination of the following:

(A)           The number of shares constituting that series and the distinctive designation of that series;

(B)           Whether that series shall be entitled to dividends and, if so, the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(C)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(D)           Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(E)           Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(F)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(G)           The rights of the shares of that series in the event of a liquidation, and the relative rights of priority, if any, of payment of shares of that series; and

(H)           Any other relative rights, preferences and limitations of that series.

SIXTH:               For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(1)           The business and the affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  Subject to the rights of the holders of any series of Preferred Stock, the number of directors which shall constitute the whole Board of Directors shall be fixed by a resolution adopted by a majority of the whole Board.  The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.

(2)           Subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum (and not by stockholders), or by a sole remaining director.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.  No decrease in the total number of directors shall shorten the term of any incumbent director.

(3)           Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

(4)           Special meetings of stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the whole Board.

SEVENTH:         A director of this Corporation shall not be personally liable, to the fullest extent of the General Corporation Law of the State of Delaware, to this Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.  Any repeal or modification of this Article Seventh shall not increase the liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

EIGHTH:             Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:                Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated by the Board of Directors or in the By-Laws.

TENTH:                Subject to the rights of the holders of Preferred Stock, a majority of the whole Board shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, and the stockholders shall also have the power to amend, alter, change, add to or repeal the By-Laws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority in voting power of all of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this __ day of __________, 20__.

XPLORE TECHNOLOGIES CORP.

By:
Name: Michael J. Rapisand
Title: Corporate Secretary and Chief Financial Officer

XPLORE TECHNOLOGIES CORP.
1400 SUMMIT DR.
SUITE 900
AUSTIN, TX 78728

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Xplore Technologies Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote process, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

XPLORE TECHNOLOGIES CORP.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" the following proposals:

		For	Against	Abstain
1.	APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK AT THE DISCRETION OF THE BOARD OF DIRECTORS AT A RATIO OF NOT LESS THAN 1-FOR-325 AND NOT MORE THAN 1-FOR-425	☐	☐	☐
2.	APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE CONVERSION PRICE OF EACH SERIES OF OUR OUTSTANDING PREFERRED STOCK AND MAKE INAPPLICABLE AN ANTI-DILUTION ADJUSTMENT THAT MAY OTHERWISE BE TRIGGERED BY THE REDUCTION OF THE CONVERSION PRICE OF EACH OTHER SERIES OF OUR PREFERRED STOCK (TO BE VOTED ON BY ALL STOCKHOLDERS (COMMON AND PREFERRED))	☐	☐	☐
	PROPOSAL 2A TO BE VOTED ON BY HOLDERS OF SERIES A PREFERRED STOCK	☐	☐	☐
	PROPOSAL 2B TO BE VOTED ON BY HOLDERS OF SERIES B PREFERRED STOCK	☐	☐	☐
	PROPOSAL 2C TO BE VOTED ON BY HOLDERS OF SERIES C PREFERRED STOCK	☐	☐	☐
	PROPOSAL 2D TO BE VOTED ON BY HOLDERS OF SERIES D PREFERRED STOCK	☐	☐	☐
3.	APPROVAL OF A SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INTEGRATE THE THEN-IN-EFFECT PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND FURTHER AMEND THOSE PROVISIONS BY DECREASING OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK;	☐	☐	☐
4.	APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE AMENDMENT PROPOSALS IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE AMENDMENT PROPOSALS. IN THAT EVENT, THE BOARD OF DIRECTORS WILL ASK THE STOCKHOLDERS ONLY TO VOTE UPON PROPOSAL 4 AND NOT ON PROPOSALS 1 THROUGH 3.	☐	☐	☐
5.	IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING			

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR Items 1, 2, 3, and 4.** If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (Joint Owners) Date

XPLORE TECHNOLOGIES CORP.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock (collectively, the "Shares") of Xplore Technologies Corp. (the "Company") hereby appoints each of Phillip S. Sassower, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Michael J. Rapisand, Chief Financial Officer and Corporate Secretary of the Company, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all the Shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of the Company to be held at the Company's executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on September 12,2012, at 9:00 a.m., local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth upon which such shares are entitled to vote and upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE